EXHIBIT 4.5


                                  TIMES MIRROR

                               SAVINGS PLUS PLAN

                                1997 RESTATEMENT



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                                TABLE OF CONTENTS

Article                                                                     Page
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ARTICLE I.  DEFINITIONS........................................................2

1.1.  Accounts.................................................................2
1.2.  Active Participant.......................................................3
1.3.  Actual Deferral Percentage...............................................3
1.4.  Alternate Payee..........................................................3
1.5.  Annual Additions.........................................................3
1.6.  Annual Dollar Limit......................................................3
1.7.  Average Contribution Percentage..........................................4
1.8.  Authorized Leave of Absence..............................................4
1.9.  Basic Compensation.......................................................4
1.10.  Basic Deferral..........................................................5
1.11.  Beneficiary.............................................................5
1.12.  Board Delegate..........................................................5
1.13.  Board of Directors......................................................6
1.14.  Break in Service........................................................6
1.15.  Code....................................................................7
1.16.  Committee...............................................................7
1.17.  Company Contributions...................................................7
1.18.  Company Matching Contributions..........................................7
1.19.  Company Stock...........................................................7
1.20.  Company Stock Fund A....................................................8
1.21.  Company Stock Fund C....................................................8
1.22.  Compensation............................................................8
1.23.  Contractor's Employee...................................................9
1.24.  Contribution Percentage.................................................9
1.25.  Cox Stock...............................................................9
1.26.  Cox Stock Fund..........................................................9
1.27.  Deferral Limitation.....................................................9
1.28.  Deferral Percentage.....................................................9
1.29.  Defined Benefit Fraction................................................9
1.30.  Defined Contribution Fraction...........................................9
1.31.  Disability..............................................................9
1.32.  Distributable Benefit..................................................10
1.33.  Early Retirement Date..................................................10
1.34.  Effective Date.........................................................10
1.35.  Eligible Employee......................................................10
1.36.  Eligible Retirement Plan...............................................10
1.37.  Eligible Rollover Distribution.........................................11
1.38.  Eligibility Service....................................................11
1.39.  Employee...............................................................11
1.40.  Employment Commencement Date...........................................11
1.41.  ERISA..................................................................11
1.42.  Five Percent Owner.....................................................11

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1.43.  Forfeiture.............................................................11
1.44.  Former Code............................................................11
1.45.  Hardship...............................................................12
1.46.  Highly Compensated Employee............................................12
1.47.  Hour of Service........................................................13
1.48.  Inactive Participant...................................................13
1.49.  Independent Contractor.................................................13
1.50.  Investment Fund........................................................13
1.51.  Investment Manager.....................................................13
1.52.  Leased Employee........................................................13
1.53.  Leveling Method........................................................13
1.54.  Limitation Year........................................................14
1.55.  Military Leave.........................................................14
1.56.  Named Fiduciary........................................................14
1.57.  Normal Retirement Date.................................................14
1.58.  Participant............................................................14
1.59.  Participant Deferrals..................................................15
1.60.  Participating Company..................................................15
1.61.  Payee..................................................................15
1.62.  Payroll Date...........................................................15
1.63.  Plan...................................................................15
1.64.  Plan Administrator.....................................................16
1.65.  Plan Representative....................................................16
1.66.  Plan Sponsor...........................................................16
1.67.  Plan Year..............................................................16
1.68.  Predecessor Plan.......................................................16
1.69.  Readily Tradeable Stock................................................16
1.70.  Rule of Parity Break in Service........................................16
1.71.  Rules of the Plan......................................................16
1.72.  Severance..............................................................16
1.73.  Severance Date.........................................................16
1.74.  Spouse.................................................................17
1.75.  Starting Date..........................................................17
1.76.  Statutory Compensation.................................................17
1.77.  Subsidiary Company.....................................................18
1.78.  Supplemental Deferral..................................................18
1.79.  Testing Compensation...................................................18
1.80.  Times Mirror Employer..................................................19
1.81.  Trust or Trust Fund....................................................19
1.82.  Trust Agreement........................................................19
1.83.  Trustee................................................................19
1.84.  Valuation Date.........................................................19
1.85.  Vested.................................................................19
1.86.  Vesting Service........................................................19
1.87.  Year of Eligibility Service............................................19
1.88.  Year of Vesting Service................................................19

                                       ii

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ARTICLE II.  SERVICE COUNTING RULES...........................................20

2.1.  Service - General Rule..................................................20
2.2.  Hours of Service........................................................20
2.3.  Equivalencies for Hours of Service......................................22
2.4.  Year of Eligibility Service.............................................22
2.5.  Year of Vesting Service.................................................22
2.6.  Limitations on Credit for Vesting Service...............................23
2.7.  Credit prior to January 1, 1989.........................................23
2.8.  Credit for Service Prior to Acquisition or After Divestiture............23
2.9.  Credit for Service under a Predecessor Plan.............................24
2.10.  Transfer to or from Another Times Mirror Plan..........................25
2.11.  Rehire.................................................................25
2.12.  Rule of Parity Break in Service........................................25

ARTICLE III.  ELIGIBILITY AND PARTICIPATION...................................26

3.1.  Eligibility to Participate..............................................26
3.2.  Enrollment for Active Participation.....................................26
3.3.  Effective Date of Active Participation..................................26
3.4.  No Maximum Date Limitations.............................................26
3.5.  Termination of Active Participation.....................................26
3.6.  Participation After Rehire or Other Suspension of Active
      Participation...........................................................27
3.7.  Transfer to a Participating Company.....................................27
3.8.  Employee Responsibility.................................................27
3.9.  Effect of Certain Corporate Transactions................................27

ARTICLE IV.  INVESTMENT OF TRUST FUND.........................................29

4.1.  Trust Fund..............................................................29
4.2.  Investment Options......................................................29
4.3.  Investment of New Contributions.........................................30
4.4.  Investment Changes and Transfers........................................30
4.5.  Transfer of Assets......................................................30
4.6.  Effect of Non-Election..................................................31
4.7.  Voting and Other Rights of Company Stock................................31

ARTICLE V.  PARTICIPANT DEFERRALS AND CONTRIBUTIONS...........................32

5.1.  Participant Deferrals...................................................32
5.2.  Character of Amounts Contributed as Participant Deferrals...............33
5.3.  Deferral Percentage Fail-Safe Provisions................................33
5.4.  Provision for Return of Annual Participant Deferrals in Excess of
       the Deferral Limitation................................................36
5.5.  After-Tax Contributions.................................................37
5.6.  Deposit In Trust........................................................37
5.7.  Termination of, Change in Rate of, or Resumption of Deferrals
       and Contributions......................................................37
5.8.  Participant Rollover Contributions......................................38
5.9.  Reemployment Rights After Qualified Military Service....................39

ARTICLE VI.  COMPANY CONTRIBUTIONS............................................41

6.1.  Company Contributions...................................................41
6.2.  Exclusive Benefit.......................................................41

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6.3.  Company, Committee and Trustee Not Responsible for Adequacy
      of Trust Fund...........................................................42

ARTICLE VII.  PARTICIPANT ACCOUNTS AND ALLOCATIONS............................45

7.1.  Determination of Investment Fund Values.................................45
7.2.  Account Values..........................................................45
7.3.  Valuation of Accounts Upon Distributions or Withdrawals.................45
7.4.  Stock Dividends, Splits, Recapitalizations, Etc.........................46
7.5.  Stock Rights, Warrants or Options.......................................46
7.6.  Treatment of Accounts Upon Termination of Employment....................46
7.7.  Accounting Procedures...................................................46

ARTICLE VIII.  VESTING; PAYMENT OF PLAN BENEFITS..............................47

8.1.  Vesting.................................................................47
8.2.  Distribution Upon Severance of Employment...............................48
8.3.  Distribution Upon Death.................................................49
8.4.  In-Service Withdrawals..................................................50
8.5.  Forfeitures.............................................................52
8.6.  Form of Distributions and In-Service Withdrawals........................52
8.7.  Election for Direct Rollover of Distributable Benefit to
       Eligible Retirement Plan...............................................53
8.8.  Designation of Beneficiary..............................................54
8.9.  Facility of Payment.....................................................55
8.10.  Requirement of Releases................................................55
8.11.  Commencement of Distributions..........................................56
8.12.  Transferred Accounts...................................................56
8.13.  Distribution Upon Disposition of Assets or Subsidiary..................57
8.14.  Special Distribution Provision for Times Mirror National
        Marketing, Inc. Participants..........................................57
8.15.  Loans to Participants..................................................57

ARTICLE IX.  OPERATION AND ADMINISTRATION OF THE PLAN.........................59

9.1.  Plan and Trust Fund Administration......................................59
9.2.  Investment of Fund Assets...............................................60
9.3.  Designation of Authority to Board Delegates.............................60
9.4.  Committee...............................................................61
9.5.  Investment Manager......................................................62
9.6.  Periodic Review.........................................................62
9.7.  Committee Procedure.....................................................62
9.8.  Compensation of Committee...............................................63
9.9.  Appointment of Successors...............................................63
9.10.  Records................................................................63
9.11.  Reliance Upon Documents and Opinions...................................63
9.12.  Requirement of Proof...................................................64
9.13.  Multiple Fiduciary Capacity............................................64
9.14.  Limitation on Liability................................................64
9.15.  Indemnification........................................................64
9.16.  Plan Expenses..........................................................65
9.17.  Bonding................................................................65
9.18.  Prohibition Against Certain Actions....................................65
9.19.  Effect of Committee Action.............................................65

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9.20.  Correction of Administrative Error; Special Contribution...............65

ARTICLE X.  MERGER OF COMPANY; MERGER OF PLAN.................................66

10.1.  Effect of Reorganization or Transfer of Assets.........................66
10.2.  Merger Restriction.....................................................66

ARTICLE XI.  PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS.............67

11.1.  Plan Termination.......................................................67
11.2.  Discontinuance of Contributions........................................67
11.3.  Rights of Participants.................................................68
11.4.  Trustee's Duties on Termination........................................68
11.5.  Partial Termination....................................................68

ARTICLE XII.  APPLICATION FOR BENEFITS........................................69

12.1.  Application for Benefits...............................................69
12.2.  Action on Application..................................................69
12.3.  Appeals................................................................69

ARTICLE XIII.  LIMITATIONS ON ALLOCATIONS.....................................70

13.1.  General Rule...........................................................70
13.2.  Annual Additions.......................................................70
13.3.  Other Defined Contribution Plans.......................................71
13.4.  Combined Plan Limitation (Defined Benefit Plan)........................71
13.5.  Adjustments for Excess Annual Additions................................72
13.6.  Disposition of Excess Company Contribution Amounts.....................73
13.7.  Subsidiary Company.....................................................73

ARTICLE XIV.  RESTRICTION ON ALIENATION.......................................73

14.1.  General Restrictions Against Alienation................................73
14.2.  Qualified Domestic Relations Orders....................................74

ARTICLE XV.  PLAN AMENDMENTS..................................................75

15.1.  Right to Amend.........................................................75

ARTICLE XVI.  TOP-HEAVY PROVISIONS............................................76

16.1.  Application of Top-Heavy Rules.........................................76
16.2.  Definitions............................................................76
16.3.  Top Heavy Status.......................................................77
16.4.  Minimum Contributions..................................................79
16.5.  Maximum Annual Additions...............................................80
16.6.  Vesting Rules..........................................................80
16.7.  Non-Eligible Employees.................................................81

ARTICLE XVII.  PROVISIONS RELATING TO PAYSOP..................................81

17.1.  PAYSOP Accounts........................................................81
17.2.  Restrictions on Distributions From PAYSOP Accounts.....................81
17.3.  Limited Put Option to Sell Company Stock...............................82
17.4.  PAYSOP Account Assets Not Subject to Participating
         Company Withdrawal...................................................82

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17.5.  Diversification of Investments.........................................82

ARTICLE XVIII.  MISCELLANEOUS.................................................83

18.1.  No Enlargement of Employee Rights......................................83
18.2.  Mailing of Payments; Lapsed Benefits...................................83
18.3.  Conflicting Claims.....................................................84
18.4.  Addresses..............................................................84
18.5.  Notices and Communications.............................................84
18.6.  Reporting and Disclosure...............................................84
18.7.  Governing Law..........................................................84
18.8.  Interpretation.........................................................85
18.9.  Withholding for Taxes..................................................85
18.10.  Successors and Assigns................................................85
18.11.  Counterparts..........................................................85

                                       vi

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                         TIMES MIRROR SAVINGS PLUS PLAN

                  The Times Mirror Savings Plus Plan is hereby amended and restated in its entirety, effective as of April 1, 1997, except as otherwise indicated, to read as follows:

                            Preamble and Introduction

                  The Times Mirror Savings Plus Plan (hereinafter the "Plan") was adopted in 1984 as a tax-qualified retirement plan for the Eligible Employees of The Times Mirror Company and other Participating Companies. The Plan is intended to qualify generally under Code Section 401(a).

                  In addition, a portion of the Plan is intended to qualify under former Sections 44G and 409A of the Internal Revenue Code of 1954, as amended ("Former Code"), as a tax credit employee stock ownership plan. Another portion of the Plan is intended to qualify under Code Section 401(k) as a qualified cash or deferred arrangement.

                  The Plan was generally effective as of December 15, 1983, except that all provisions, other than those pertaining to the portion of the Plan intended to satisfy the requirements of Former Code Sections 44G and 409A, were effective as of June 1, 1984.

                  Subsequent to its adoption, the Plan was amended from time to time as necessary and appropriate. Among the amendments were actions to transfer into the Plan the assets and liabilities of certain tax-qualified plans sponsored by Subsidiary Companies as set forth in Schedule B which is attached hereto and incorporated in the Plan by this reference.

                  The provisions of the Plan intended to satisfy the requirements of Former Code Sections 44G and 409A became dormant effective as of January 1, 1987, due to the Tax Reform Act of 1986 that repealed the statutes under which the tax credit employee stock ownership plan was offered. No new contributions to the Plan pursuant to those provisions were made with respect to compensation paid to Participants on or subsequent to that date.

                  The Times Mirror Savings Plus Plan has been amended from time to time and is herein amended and restated as of April 1, 1997, except as otherwise specifically indicated, in order to provide for the daily valuation of Participants' Accounts under the Plan, to streamline administration, to comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and to make certain other changes to the Plan. This amendment to the Plan constitutes a complete amendment, restatement and continuation of the Plan.

                  The provisions of this amended and restated Plan supersede prior Plan provisions and shall apply only to an Employee whose employment with a Times Mirror Employer terminates on or after April 1, 1997, except as otherwise provided in the Plan, or as otherwise required by applicable law.

                  The benefits provided under this Plan shall be paid from the Trust established by The Times Mirror Company and funded by the Participating Companies. The Plan and the Trust forming a part hereof are established and shall be maintained for the exclusive benefit of Eligible



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Employees and their Beneficiaries. Except as provided in Article VI (Company
Contributions), no part of the Trust funds shall revert to any Participating Company, or be used for or diverted to purposes other than the exclusive benefit of Eligible Employees or their Beneficiaries.

                  The provisions of this amended and restated Plan are subject to approval by the Internal Revenue Service and to a determination by the Internal Revenue Service that the Plan is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, and as amended from time to time. It is further intended that the Plan also conform to the requirements of Title I of ERISA, as amended from time to time.

                                   ARTICLE I

                                   DEFINITIONS

          1.1.  Accounts. "Account" or "Accounts" shall mean the following
                --------
Plan accounts maintained for each Participant as required by Article VII (Participant Accounts and Allocations):


               (a) "Basic Deferral Account" shall mean the account established and maintained for each Participant under Article VII (Participant Accounts and Allocations) for purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to Company Contributions made pursuant to Section 6.1(a) (Company Contributions) and allocated to the Participant.

               (b) "Company Matching Account" shall mean the account established and maintained for each Participant under Article VII (Participant Accounts and Allocations) for purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to Company Contributions made pursuant to Section 6.1(d) (Company Contributions) and allocated to the Participant.

               (c) "Supplemental Deferral Account" shall mean the account established and maintained for each Participant under Article VII (Participant Accounts and Allocations) for purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to Company Contributions made pursuant to Section 6.1(b) (Company Contributions) and allocated to the Participant.

               (d) "After-Tax Account" shall mean the account established and maintained for each Participant under Article VII (Participant Accounts and Allocations) for purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to Participant contributions, made pursuant to Section 5.5 (After-Tax Contributions), that do not qualify for tax deferral under Code Section 401(k).

               (e) "Rollover Account" shall mean the account established and maintained for each Participant under Article VII (Participant Accounts and Allocations) for purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to "eligible rollover distributions," as defined in Section 402(c)(4) of the Code, transferred to the Trustee in accordance with Section 5.8 (Participant Rollover Contributions) in respect of the Participant.

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               (f)      "PAYSOP Account" shall mean an account as described in
Article XVII (Provisions Relating to PAYSOP).

               (g) "Prior Plan Account A" shall mean the account established and maintained for a Participant under Section 8.12 (Transferred Accounts) for the purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to after-tax contributions and rollover contributions of an individual that are transferred to this Plan from the qualified plan of another employer pursuant to the provisions of Section 414(1) of the Code on behalf of any such Participant.


               (h) "Prior Plan Account B" shall mean the account established and maintained for a Participant under Section 8.12 (Transferred Accounts) for the purposes of holding and accounting for amounts held in any of the Investment Funds that are attributable to employer contributions, including salary deferrals elected by an individual pursuant to the provisions of Section 401(k) of the Code, that are transferred to this Plan from the qualified plan of another employer pursuant to the provisions of Section 414(1) of the Code on behalf of any such Participant.

Prior Plan Account A and Prior Plan Account B may be referred to in the aggregate "Prior Plan Accounts."

          1.2.  Active  Participant.  "Active Participant" shall mean any
                -------------------
Eligible Employee who has in effect an election to defer Basic Compensation pursuant to Section 5.1 (Participant Deferrals).


          1.3.  Actual Deferral  Percentage.  "Actual Deferral Percentage"
                ---------------------------
shall mean the percentage defined in Section 5.3(b)(i) (Deferral Percentage Fail-Safe Provisions) of this Plan.

          1.4.  Alternate  Payee.  "Alternate Payee" shall mean any individual
         ----------------
who has a right to receive all or any portion of the benefits payable to a Participant under the Plan under a qualified domestic relations order which complies with Code Section 414(p).


          1.5.  Annual  Additions.  "Annual Additions" shall mean the amounts
                -----------------
described in Section 13.2 (Annual Additions) of this Plan.

          1.6.  Annual Dollar Limit. "Annual Dollar Limit" shall be determined
                -------------------
as follows:

               (a) For any Plan Year commencing on or after January 1, 1989 and before January 1, 1994, the Annual Dollar Limit shall be an amount equal to $200,000, as that amount is adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation shall be made effective on January 1, 1990.

               (b) For any Plan Year commencing on or after January 1, 1994, the Annual Dollar Limit shall be an amount equal to $150,000, as that amount is automatically adjusted for increases in the cost of living under Code Section 401(a)(17)(B), except that the dollar increase

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in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.

          1.7.  Average Contribution Percentage.  "Average Contribution
                --------------------------------
Percentage" shall mean the percentage defined in Section 6.4(b)(i) (Contribution Percentage Fail-Safe Provisions) of this Plan.

          1.8.  Authorized Leave of Absence. "Authorized Leave of Absence" shall
                ---------------------------
mean any paid or unpaid leave of absence authorized by a Times Mirror Employer in a uniform and nondiscriminatory manner. A paid Authorized Leave of Absence shall include any leave of absence during which an Employee receives income directly from a Times Mirror Employer. "Authorized Leave of Absence" shall include a leave of absence of an Employee taken under the Family and Medical Leave Act or any comparable state statute.


          1.9.  Basic Compensation.
                ------------------

               (a) Subject to the provisions of Subsection (b) hereof, "Basic Compensation" shall mean the full salary, wages, regular commissions, and shift differential paid by a Participating Company to an Employee during a Plan Year, by reason of services performed as an Employee, before deductions authorized by such Employee or required by law to be withheld from Employees by a Participating Company. Further, Basic Compensation shall also include any amounts which are contributed by a Participating Company pursuant to salary reduction elections of an Employee and which are not includable in the gross income of the Employee under Code Section 125 or 402(e)(3) (i.e., a cafeteria plan or 401(k) plan, including this Plan).


               However, notwithstanding the foregoing, Basic Compensation shall not include the following:

                    (i) Amounts paid to the Employee as overtime, bonuses, incentive pay, incentive commissions, awards, and extra compensation, including in-service cash-outs of accrued vacation and sick pay;

                    (ii) Amounts included in the Employee's gross income with respect to the grant or exercise of stock options, grant of restricted stock, lapse of restrictions on restricted stock, or dividends paid on restricted stock;

                    (iii) Amounts paid to an Employee for consecutive non-working paid time (including, but not limited to, severance pay and pay due to holiday, vacation, jury duty, and leave of absence, other than on account of long term disability) because of the termination of employment, in excess of one year of credit, or, effective January 1, 1993, in excess of one year of credit plus the time period for which pay due to accrued vacation is made, calculated on the basis of the Employee's regular rate of Basic Compensation;

                    (iv) Amounts included in the Employee's gross income with respect to life insurance as provided by Code Section 79;

                    (v) Contributions or payments by a Participating Company for or on account of the Employee under any employee benefit plan, except amounts, if any, withheld

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from an Employee's earnings for contribution to this Plan, in accordance with the provisions of Sections 5.1 (Participant Deferrals), or any other 401(k) plan or Section 125 plan sponsored by a Participating Company;

                    (vi) Amounts not included in the Employee's gross income for the Employee's current taxable year pursuant to deferred compensation plans and amounts paid pursuant to deferred compensation plans or arrangements;

                    (vii) Payments to or for the benefit of any Employee from or under any employee welfare benefit plan, except as provided in Subparagraph
(iii), including, but not limited to, payments from such a plan to reimburse an Employee for medical expenses or payments on account of long term disability; and

                    (viii) Amounts paid to an Employee for the period he or she is or was an Independent Contractor, Contractor's Employee or Leased Employee, without regard to whether such individual is or has been treated as an Employee of any such Participating Company and without regard to any subsequent reclassification of any such person as an Employee of a Participating Company by the Internal Revenue Service or in connection with a settlement with the Internal Revenue Service or otherwise.

               (b) Notwithstanding the provisions of Subsection (a) and any other Section of this Plan to the contrary, in no event shall Basic Compensation taken into account for purposes of determining contributions and allocations under the Plan for any Plan Year exceed an amount equal to the Annual Dollar Limit for such Plan Year.

               (c) Notwithstanding the foregoing provisions of this Section 1.9, Basic Compensation shall exclude any amounts paid to any Employee of Matthew Bender & Company, Inc. after July 31, 1998, the date upon which such entity ceased to be a Participating Company under this Plan.

               (d) Notwithstanding the foregoing provisions of this Section 1.9, Basic Compensation shall exclude any amounts paid to any Employee of Mosby, Inc. on or after October 9, 1998, the date upon which such entity ceased to be a Participating Company under this Plan.

          1.10. Basic Deferral.  "Basic Deferral" shall mean a Participant
                --------------
Deferral that does not exceed an amount equal to six percent (6%) of a Participant's Basic Compensation.

          1.11. Beneficiary. "Beneficiary" or "Beneficiaries" shall mean the
                -----------
person or persons last designated by a Participant as set forth in Section 8.8 (Designation of Beneficiary) or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated in Section 8.8 (Designation of Beneficiary) to receive the interest of a deceased Participant in such individual's Accounts.

          1.12. Board  Delegate.  "Board Delegate" shall mean one or more
                ---------------
members of the Board of Directors or one or more committees consisting of members of the Board of Directors.

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          1.13. Board of  Directors.  "Board of Directors" or "Board" shall mean
                -------------------
the Board of Directors of The Times Mirror Company.

          1.14. Break in Service. "Break in Service" shall mean a calendar year
                ----------------
commencing after December 31, 1983, during which an Employee does not earn more than five hundred (500) Hours of Service. Such Break in Service shall be deemed to occur as of the last day of the calendar year.

                Solely for the purposes of determining whether a Break in Service has occurred, an Employee who is absent from work for maternity or paternity reasons on and after January 1, 1985 shall receive credit for Hours of Service which would otherwise have been credited but for such absence as follows:

               (a) For the purposes of the succeeding provisions of this Section, an absence from work for maternity or paternity reasons shall apply with respect to an Employee who is absent from work for any period, by reason of:

                    (i)   The pregnancy of the Employee,

                    (ii)  The birth of a child of the Employee,

                    (iii) The placement of a child with the Employee in connection with the adoption of the child by the Employee, or

                    (iv) The care of a child for a period beginning immediately following the birth or placement.

               The provisions of this Section shall not apply to an Employee for whom one of the above events occurs after the Employee terminates employment with all Times Mirror Employers.

               (b) The number of Hours of Service which shall be credited to an Employee who is absent from work on account of a reason described in Subsection 1.14(a) above shall be:

                    (i) The number which otherwise would normally have been credited to the Employee, but for the absence, or

                    (ii) If the Committee determines that the number described in 1.14(b)(i) above is not capable of being determined, forty-five (45) Hours of Service per week of such absence.

               The total number of hours treated as Hours of Service under this Subsection 1.14(b) shall not exceed five hundred one (501), and these Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service.

               (c) The Hours described in Subsection 1.14(b) above shall be credited only to the Plan Year:

                    (i) In which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Plan Year solely because of the provisions of Subsection 1.14(a), or

                    (ii) In any other case, in the immediately following Plan Year.

               (d) Subsections 1.14(a)-(c) above shall not apply unless the Employee provides such timely information as the Committee may reasonably require to establish:

                    (i) That the absence is for reasons described in Subsection 1.14(a), and

                    (ii)  The number of days for which there was such absence.

Notwithstanding the foregoing, the provisions of Subsections 1.14(a)-(d) shall not affect the Years of Service earned by the Participant during an Authorized Leave of Absence under Article II (Service Counting Rules).

               (e) Notwithstanding any other provisions of this Plan to the contrary, an Employee's Breaks in Service in respect of periods prior to January 1, 1984, shall be determined by reference to the Break in Service provisions of the defined benefit plan (within the meaning of Code Section 415(k)) (i) maintained by the Times Mirror Employer (or unit or division thereof) that, while employing such Employee, first becomes a Participating Company and (ii) as in effect on the Starting Date applicable to such Times Mirror Employer (or unit or division thereof).

          1.15. Code.  "Code" shall mean the Internal Revenue Code of 1986 as
                ----
in effect on the Effective Date and as thereafter amended from time to time. Reference as of any date to any Section or Subsection of the Code includes reference to any successor provision as may then be in effect.

          1.16. Committee. "Committee" shall mean the committee appointed by the
                ---------
Board of Directors to be responsible for the operation and administration of the Plan, the management and disposition of the assets of the Fund, and for the amendment of the Plan of behalf of the Plan Sponsor and the appointment of the Trustee, as described in Article IX (Operation and Administration of the Plan) and Article XV (Plan Amendments).

          1.17. Company  Contributions.  "Company Contributions" shall mean all
                ----------------------
amounts (whether in cash or other property, including Company Stock) paid by any Participating Company pursuant to Section 6.1 (Company Contributions) into the Trust Fund.

          1.18. Company Matching  Contributions.  "Company Matching
                -------------------------------
Contributions" shall mean contributions paid into the Trust Fund by any Participating Company pursuant to Section 6.1 (d) (Company Contributions).

          1.19. Company Stock.  "Company Stock" shall mean whichever of the
                -------------
following is applicable:

               (a) So long as The Times Mirror Company has not more than one class of stock, that class of stock of The Times Mirror Company.

               (b) In the event The Times Mirror Company at any time has more than one class of stock, the class (or classes) of The Times Mirror Company's stock constituting "employer securities" as that term is defined in Code Section 409(1).

          1.20. Company  Stock  Fund A.  "Company Stock Fund A" shall mean the
                ----------------------
Investment Fund that holds A shares of Company Stock.

          1.21. Company Stock Fund C. "Company Stock Fund C" shall mean the
                --------------------
Investment Fund that holds C shares of Company Stock. Company Stock Fund A and Company Stock Fund C may be referred to in the aggregate as the "Company Stock Funds."

          1.22. Compensation.
                ------------

               (a) "Compensation," for purposes of determining whether an Employee is a Highly Compensated Employee for any Plan Year beginning before January 1, 2000, shall mean the compensation reported for an Employee on Form W-2, that is an Employee's wages as defined within the meaning of Code Section 3401(a) for purposes of income tax withholding, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus any amounts which are contributed by a Times Mirror Employer pursuant to salary reduction elections of an Employee and which are not includable in the gross income of the Employee under Code Section 125 or 402(e)(3) (i.e., a cafeteria plan or 401(k) plan, including this Plan).

               (b) "Compensation," for purposes of determining whether an Employee is a Highly Compensated Employee for any Plan Year beginning on or after January 1, 2000, shall mean an Employee's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Times Mirror Employer including, but not limited to, commissions paid to salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses. Further, Compensation shall also include any amounts which are contributed by a Times Mirror Employer pursuant to salary reduction elections of an Employee and which are not includable in the gross income of the Employee under Code Section 125 or 402(e)(3) (i.e., a cafeteria plan or 401(k) plan, including this Plan). Compensation shall exclude the following:

                    (i) Amounts attributable to the grant or exercise of stock options, grant of restricted stock, and lapse of restrictions on restricted stock, or when restricted stock (or property) held by the Employee becomes freely transferable or no longer subject to a substantial risk of forfeiture;

                    (ii) Moving expense reimbursements (whether or not includable in the gross income of the Employee);

                    (iii) Other amounts which received special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums were not includable in the gross income of the Employee), or contributions made by a Times Mirror Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts were actually excludable from the gross income of the Employee); and

                    (iv) Amounts realized in the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option.

               (c) Notwithstanding the foregoing and any other provision of this Plan to the contrary, in no event shall a Participant's Compensation in any Plan Year exceed an amount equal to the Annual Dollar Limit.

          1.23. Contractor's Employee. "Contractor's Employee" shall mean any
                ---------------------
individual, other than a Leased Employee, who is employed by a temporary services, contract service provider, leasing or other similar organization (other than any such organization that is a Times Mirror Employer) that provides goods or services (including temporary employee services to one or more Times Mirror Employers).

          1.24. Contribution  Percentage.  "Contribution Percentage" shall mean
                ------------------------
the percentage defined in Section 6.4(b)(ii) (Contribution Percentage Fail-Safe Provisions) of this Plan.

          1.25. Cox Stock.  "Cox Stock" shall mean the common stock of Cox
                ---------
Communications, Inc.

          1.26. Cox Stock Fund.  "Cox Stock Fund" shall mean the Investment
                --------------
Fund that holds Cox Stock.

          1.27. Deferral Limitation. "Deferral Limitation" shall mean the annual
                -------------------
dollar limitation on the exclusion of elective deferrals from an individual's gross income under Section 402(g) of the Code, as in effect with respect to the taxable year of such individual.

          1.28. Deferral Percentage.  "Deferral Percentage" shall mean the
                -------------------
percentage defined in Section 5.3(b)(ii) (Deferral Percentage Fail-Safe Provisions) of this Plan.

          1.29. Defined  Benefit  Fraction.  "Defined Benefit Fraction" shall
                --------------------------
mean the fraction described in Section 13.4(a) (Combined Plan Limitation) of this Plan.

          1.30. Defined Contribution Fraction.  "Defined Contribution Fraction"
                -------------------------------
shall mean the fraction described in Section 13.4(b) (Combined Plan Limitation) of this Plan.

          1.31. Disability. "Disability" shall mean any medically determinable
                ----------
physical or mental impairment of an Employee which is expected to last for a continuous period of at least twelve (12) consecutive months as a result of which the Employee is unable to engage in any substantial gainful activity. An Employee's disabled status shall be determined by the Committee or its delegate, based on such evidence as the Committee or its delegate determines to be sufficient. Evidence that the Employee qualifies for disability benefits under the Social Security Act or under any long term disability plan of a Times Mirror Employer shall be deemed to constitute evidence of disability.

          1.32. Distributable Benefit. "Distributable Benefit" shall mean the
                ---------------------
Vested balance of a Participant's Accounts under this Plan which is determined and distributable in accordance with the provisions of Article VIII (Vesting; Payment of Plan Benefits) and valued as provided in Section 7.3 (Valuation of Accounts Upon Distributions or Withdrawals).

          1.33. Early Retirement Date.  "Early Retirement Date" shall mean the
                ---------------------
date on which an Employee attains age fifty-five (55).

          1.34. Effective Date.  "Effective Date" of this amendment and
                --------------
restatement shall mean April 1, 1997, except as otherwise specifically indicated.

          1.35. Eligible Employee.  "Eligible Employee" shall mean any Employee
                -----------------
of a Participating Company other than any of the following:

               (a) An Employee who is covered by a collective bargaining agreement to which any Participating Company is a party if there is written evidence that retirement benefits were the subject of good faith bargaining between the Participating Company and the collective bargaining representative, unless the collective bargaining agreement or a resolution of the Board of Directors specifically provides for participation in this Plan;

               (b) An Employee on whose behalf a Participating Company is making contributions to any other pension, profit sharing, or other retirement plan except the Times Mirror Pension Plan, The Times Mirror Company Employee Stock Ownership Plan, and any other plan identified on the Schedule C attached to this Plan and by this reference incorporated herein (as amended from time to time by approval of the Committee and evidenced by the execution of a revision or addendum to Schedule C by a senior officer of The Times Mirror Company), or a federal or state social security or similar social welfare program;

               (c) An Employee who is a non-resident alien without any earned income from any Participating Company which constitutes income from sources within the United States within the meaning of Code Section 861(a)(3); or

               (d) Any Independent Contractor, Contractor's Employee or Leased Employee, without regard to whether such individual is or has been treated as an Employee of any Participating Company and without regard to any subsequent reclassification of any such person as an Employee of a Participating Company by the Internal Revenue Service or in connection with a settlement with the Internal Revenue Service or otherwise.

                Notwithstanding the foregoing provisions of this Section 1.35, the term "Eligible Employee" when used to determine whether the Plan complies with the Actual Deferral Percentage test set forth in Section 5.3 (Deferral Percentage Fail-Safe Provisions) or the Average Contribution Percentage test of
Section 6.4 (Contribution Percentage Fail-Safe Provisions) shall be defined as set forth in Sections 5.3(b)(iii) (Deferral Percentage Fail-Safe Provisions) and 6.4(b)(iii) (Contribution Percentage Fail-Safe Provisions), respectively.

          1.36. Eligible Retirement Plan. "Eligible Retirement Plan" shall mean
                ------------------------
any plan described in Code Section 402(c)(8)(B), except that such plan must be a defined contribution plan, the terms of which permit the acceptance of a direct transfer from a qualified plan.

          1.37. Eligible Rollover Distribution. "Eligible Rollover Distribution"
                ------------------------------
shall mean any distribution of all or any portion of a Participant's Distributable Benefit, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          1.38. Eligibility Service. "Eligibility Service" shall mean the period
                -------------------
of service which is used to determine an Employee's right to become a Participant in the Plan under Article III (Eligibility and Participation), as determined in accordance with the provisions of Article II (Service Counting Rules). The term "Eligibility Service" shall refer to Years of Eligibility Service.

          1.39. Employee. "Employee" shall mean any individual who has the
                --------
status of an employee of a Times Mirror Employer under the common law rules applicable in determining the employer-employee relationship. To the extent required under Code Section 414(n), the term "Employee" shall include a Leased Employee unless such Leased Employee is covered by a plan described in Code
Section 414(n)(5) and Leased Employees do not constitute more than twenty percent (20%) of the non-highly compensated workforce of the Times Mirror Employers.

          1.40. Employment Commencement Date. "Employment Commencement Date"
                ----------------------------
shall mean the date on which an Employee first performs an Hour of Service for a Times Mirror Employer. In the case of an Employee who terminates employment with all Times Mirror Employers at a time when he or she does not have at least one
(1) Year of Eligibility Service to his or her credit and who incurs a Break in Service on or after the later of such individual's date of termination of employment or the first anniversary of such individual's previous Employment Commencement Date, the term "Employment Commencement Date" shall mean the first day following such termination of employment on which the Employee performs an Hour of Service for a Times Mirror Employer. In the case of an Employee whose employment terminated prior to January 1, 1976, the term "Employment Commencement Date" shall mean the first day following such termination of employment on which the Employee performs an Hour of Service for a Times Mirror Employer.

          1.41. ERISA.  "ERISA" shall mean the Employee Retirement Income
                -----
Security Act of 1974, as in effect on the Effective Date of the Plan and as thereafter amended from time to time.

          1.42. Five Percent Owner.  "Five Percent Owner" shall mean the
                --------------------
individual described in Section 16.2 (Definitions) of this Plan.

          1.43. Forfeiture.  "Forfeiture"  shall mean the forfeiture of the
                ----------
portion of a Participant's Accounts which is nonvested.

          1.44. Former Code.  "Former Code" shall mean the Internal Revenue Code
                -----------
of 1954, as amended.

1.45.    Hardship.
         --------

               (a) "Hardship" shall mean a need created by an immediate and heavy financial need of the Participant, which need cannot be met by other sources reasonably available to the Participant and shall include a withdrawal for:

                    (i) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee, or necessary for such persons to obtain medical care described in Code Section 213(d);

                    (ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Employee;

                    (iii) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, or the Employee's Spouse, children or dependents;

                    (iv) Payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence; and

                    (v) Amounts necessary to pay the federal income tax anticipated to result from the Hardship withdrawal.

               (b) Any determination of Hardship shall be in accordance with regulations promulgated under Code Section 401(k).

          1.46. Highly Compensated Employee.
                ---------------------------

               (a) For any Plan Year beginning on or after January 1, 1997, a "Highly Compensated Employee" shall mean any Employee who,

                    (i) In the previous Plan Year had Compensation in excess of $80,000 (adjusted automatically at the same time and in the same manner as under Code Section 415(d) except that the base period shall be the calendar quarter ending September 30, 1996), or

                    (ii) Was a Five Percent Owner at any time during the previous Plan Year or the current Plan Year,

and any former Employee, who during the Plan Year in which he or she incurred a Severance or during any Plan Year ending on or after his or her fifty-fifth birthday, was a Highly Compensated Employee, as defined in Code Section 414(q).

               (b) For purposes of this Section, Employees on a leave of absence throughout the Plan Year, or Employees who receive Compensation for the Plan Year in an amount less than 50% of such Employee's average annual compensation for the three consecutive calendar years preceding the Plan Year during which such Employee received the greatest amount of Compensation shall be treated as former Employees.

          1.47. Hour of Service.  "Hour of Service" shall mean hours as
                ---------------
(Service Counting Rules).

          1.48. Inactive Participant.  "Inactive Participant" shall mean a
                --------------------
Participant who, as of any given time, was an Active Participant but who no longer has in effect an election under Section 5.1 (Participant Deferrals) to defer Basic Compensation.

          1.49. Independent Contractor. "Independent Contractor" shall mean any
                ----------------------
individual, (i) who is classified by a Times Mirror Employer as an independent contractor, as evidenced by payment of fees by the Times Mirror Employer to any such individual without withholding payroll taxes from such fees at the time payment is made, (ii) who fails to meet the definition of employee under the common law rules applicable in determining the employer-employee relationship,
(iii) who is deemed not to be an employee under Section 530 of the Revenue Act of 1978, or (iv) who is a statutory non-employee under Section 3508 of the Code.

          1.50. Investment Fund.  "Investment Fund" shall mean one of the
                ---------------
investment funds of the Trust Fund which is authorized by the Committee at the time of reference. Prior to January 1,1996, Investment Funds were referred to as "Deferral Funds."

          1.51. Investment Manager.  "Investment Manager" shall mean the one or
                ------------------
more investment managers, if any, that are appointed pursuant to Section 9.5 (Investment Manager).

          1.52. Leased Employee.  "Leased Employee" shall mean any individual
                ---------------
who is a leased employee within the meaning of Code Section 414(n).

          1.53. Leveling Method. "Leveling Method" shall mean the following
                ---------------
method of allocating excess contributions (within the meaning of Reg. Section 1.401(k)-l(g)(7)) under Section 5.3 (Deferral Percentage Fail-Safe Provisions) or excess aggregate contributions (within the meaning of Reg. Section 1.401(m)-l(f)(8)) under Section 6.4 (Contribution Percentage Fail-Safe Provisions) for distribution to the Highly Compensated Employees for any Plan
Year:

               (a) For Plan Years beginning on or after January 1, 1997, any distribution of excess contributions or excess aggregate contributions shall be made to Highly Compensated Employees on the basis of the amount of Participant Deferrals or Company Matching Contributions plus after-tax contributions allocated to Highly Compensated Employees, respectively. The allocation of Participant Deferrals or Company Matching Contributions plus after-tax contributions of the Highly Compensated Employee who has the highest amount of such allocations shall be reduced to the extent required:

                    (i) To eliminate the excess contributions or excess aggregate contributions, as applicable, for such Plan Year, or

                    (ii) To cause such Highly Compensated Employee's allocations of Participant Deferrals or Company Matching Contributions plus after-tax contributions to equal the amount of such allocations of the Highly Compensated Employee with the next highest amount of such allocations.

This process is repeated with respect to applicable Highly Compensated Employees until the total of such reductions attributable to all such Highly Compensated Employees is equal to the total of such excess contributions (or excess aggregate contributions) for any such Plan Year.

               (b) For Plan Years beginning before January 1, 1997, any distribution of excess contributions or excess aggregate contributions shall be made to Highly Compensated Employees on the basis of the amount of the respective portions of the excess contributions or excess aggregate contributions attributable to each of such Highly Compensated Employees, respectively. The Deferral Percentage or the Contribution Percentage, as applicable, of the Highly Compensated Employee who has the highest such percentage for the Plan Year shall be reduced to the extent required:

                    (i) To eliminate the excess contributions or excess aggregate contributions, as applicable, for such Plan Year, or

                    (ii) To cause such Highly Compensated Employee's Deferral Percentage or Contribution Percentage, as applicable, to equal the Deferral Percentage or Contribution Percentage, respectively, of the Highly Compensated Employee with the next highest Deferral Percentage or Contribution Percentage, as applicable.

This process is repeated with respect to applicable Highly Compensated Employees until the total of such reductions attributable to all such Highly Compensated Employees is equal to the total of such excess contributions (or excess aggregate contributions) for any such Plan Year.

          1.54. Limitation  Year.  "Limitation Year" for purposes of determining
                ----------------
the maximum allocation limits to a Participant's Accounts under Article XIII (Limitation on Allocations) shall mean the Plan Year.

          1.55. Military Leave. Any Employee who incurs a Severance directly to
                --------------
perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling such Employee to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether such Employee is compensated by any Times Mirror Employer during such period of service, be on "Military Leave." An Employee's Military Leave shall expire if such Employee voluntarily resigns from all Times Mirror Employers during such period of service or if such individual fails to make application for reemployment within the period specified by such laws for the preservation of such individual's reemployment rights.

          1.56. Named Fiduciary.  "Named Fiduciary" shall mean a fiduciary
                ----------------
designated as such under the provisions of Article IX (Operation and Administration of the Plan).

          1.57. Normal Retirement Date.  "Normal Retirement Date" shall mean an
                ----------------------
Employee's sixty-fifth (65th) birthday.

          1.58. Participant.  "Participant"  shall mean any individual who is
                -----------
an Employee or former Employee who has any Accounts maintained under the Plan on such individual's behalf, the balance of which have not been distributed in full to such individual or to his or her Beneficiary.

          1.59. Participant Deferrals. "Participant Deferrals" shall include
                ---------------------
those amounts contributed to the Plan as a result of a salary or wage reduction election made by the Active Participant in accordance with applicable provisions of the Plan, to the extent such contributions qualify for treatment as contributions made under a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code.

          1.60. Participating Company.
                ---------------------

               (a) "Participating Company" shall mean The Times Mirror Company and each Subsidiary Company that, as a whole or only with respect to certain units or divisions thereof, shall adopt the Plan as to some or all of its Employees by action of the Board of Directors of the Subsidiary Company and with the consent of the Board of Directors of The Times Mirror Company or the written authorization of a Board Delegate or the Committee.

               (b) Each Participating Company and the effective date as of which each Participating Company became a Participating Company in the Plan shall be listed in the Schedule A attached to this Plan and by this reference incorporated herein, as amended from time to time. The approval of the Board of Directors of The Times Mirror Company or a Board Delegate or the Committee to grant participation in this Plan may be evidenced by the execution of a revision or addendum to Schedule A by a senior officer of The Times Mirror Company.

               (c) Any Participating Company shall cease to be a Participating Company under the Plan when the Board of Directors of such Participating Company shall determine by resolution that it shall discontinue participation in the Plan. Further, in the event that a Participating Company ceases to be a Subsidiary Company as defined in Section 1.77 (Subsidiary Company), then such entity shall cease to be a Participating Company under the Plan as of the date such entity ceases to be a Subsidiary Company, unless provided otherwise by the Board of Directors. Notwithstanding the foregoing, the Times Mirror Company reserves the right, in its sole discretion and at any time, to terminate any Subsidiary Company's participation in this Plan.

          1.61. Payee.  "Payee" shall mean any individual who is entitled to a
                -----
distribution of benefits from this Plan, including, but not limited to, a Participant or former Participant, a Beneficiary, Spouse or Surviving Spouse of a Participant or an Alternate Payee or Beneficiary of an Alternate Payee.

          1.62. Payroll Date. "Payroll Date" shall mean, with respect to a
                ------------
Participating Company, each date on and after June 1, 1984 or, if later, the Starting Date, on which Employees' compensation is paid by issue of payroll checks pursuant to such Participating Company's normal payroll practices.

          1.63. Plan. "Plan" shall mean the Times Mirror Savings Plus Plan, as
                ----
described herein, and as amended from time to time, consisting of the PAYSOP and a profit-sharing plan that includes a cash or deferred arrangement intended to meet the provisions of Sections 401 (a) and 401(k) of the Code. The Plan shall also include any prior plan for which this document is a restatement and any Predecessor Plan which has been merged into this Plan.

          1.64. Plan  Administrator.  "Plan Administrator" shall mean the
                -------------------
administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be The Times Mirror Company.

          1.65. Plan Representative.  "Plan Representative" shall mean any
                -------------------
person or persons designated by the Committee to function in accordance with the Rules of the Plan.

          1.66. Plan Sponsor.  "Plan Sponsor" shall mean The Times Mirror
                ------------
Company or any successor company by change of name, merger, purchase of stock or purchase of assets.

          1.67. Plan Year. "Plan Year" shall mean a twelve (12) month period
                ---------
commencing on January 1 and ending on December 31; provided, however, that the first Plan Year covered the period commencing on December 15, 1983 and ending on December 31, 1983.

          1.68. Predecessor Plan.  "Predecessor Plan" shall mean any plan
                -----------------
sponsored by a Subsidiary Company which has been merged into this Plan.

          1.69. Readily Tradeable Stock.  "Readily Tradeable Stock" shall mean
                -------------------------
Company Stock that, at the time of reference

               (a) Is "publicly traded" as that term is defined under Treasury Regulation Section 54.4975-7(b)(l)(iv) or any successor regulation thereto; and

               (b) Is not subject to a "trading limitation" as that term is defined under Treasury Regulation Section 54.4975-7(b)(10) or any successor regulation thereto.

          1.70. Rule of Parity Break in Service.  "Rule of Parity Break in
                -------------------------------
Service" or "Rule of Parity Break" shall mean the break as described in the provisions of Section 2.12 (Rule of Parity Break in Service).

          1.71. Rules of the Plan. "Rules of the Plan" shall mean the rules
                -----------------
adopted by the Committee pursuant to Section 9.4 (Committee) for the administration, interpretation or application of the Plan.

          1.72. Severance. "Severance" shall mean the termination of an
                ---------
Employee's employment, in any capacity, with all Times Mirror Employers by reason of such Employee's death, resignation, dismissal or otherwise, as determined in accordance with the provisions of this Section 1.72. For the purposes of this Plan, an Employee shall be deemed to have incurred a Severance on the date on which such individual dies, resigns, is discharged, or such individual's employment with all Times Mirror Employers otherwise terminates, including a failure to return to work at the end of an Authorized Leave of Absence, which failure shall be deemed to constitute a termination of employment as of the date such individual is scheduled to return.

          1.73. Severance Date.  "Severance Date" shall, in the case of any
                ---------------
Employee who incurs a Severance, mean the day on which such Employee is deemed to have incurred said Severance, determined in accordance with the provisions of
Section 1.72 (Severance).

          1.74. Spouse.  "Spouse" shall mean the person to whom a Participant
                ------
is legally married under the laws of the state of residence of the Participant on the date as of which Plan benefits are scheduled to be disbursed.

          1.75. Starting Date. "Starting Date" shall mean, with respect to a
                -------------
Participating Company (or unit or division thereof), the first Payroll Date on which its Eligible Employees are permitted to make deferrals of Basic Compensation under Article V (Participant Deferrals and Contributions).

          1.76. Statutory Compensation.  "Statutory Compensation" shall mean
                -----------------------
the compensation used for purposes of applying the limitations of Code Section 415 and Article XVI (Top-Heavy Provisions).

               (a) For compensation earned on and after January 1, 1998, Statutory Compensation shall mean the compensation reported for an Employee on Form W-2, that is an Employee's wages as defined within the meaning of Code
Section 3401(a) for purposes of income tax withholding, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus any amounts which are contributed by a Times Mirror Employer pursuant to salary reduction elections of an Employee and which are not includable in the gross income of the Employee under Code Section 125 or 402(e)(3) (i.e., a cafeteria plan or 401(k) plan, including this Plan).

               (b) For compensation earned on and after January 1,1992 and prior to January 1, 1998, Statutory Compensation shall mean the compensation reported for an Employee on Form W-2, that is an Employee's wages as defined within the meaning of Code Section 3401 (a) for purposes of income tax withholding, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

               (c) For compensation earned prior to January 1, 1992, Statutory Compensation shall mean an Employee's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Times Mirror Employer including, but not limited to, commissions paid to salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

                    (i) Contributions by any Times Mirror Employer to a plan of deferred compensation which are not included in an Employee's gross income for the taxable year in which contributed, contributions by any Times Mirror Employer under a simplified employer pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (ii) Amounts attributable to the grant or exercise of stock options, grant of restricted stock, and lapse of restrictions on restricted stock, or when restricted stock (or property) held by the Employee becomes freely transferable or no longer subject to a substantial risk of forfeiture;

                    (iii) Moving expense reimbursements (whether or not includable in the gross income of the Employee);

                    (iv) Other amounts which received special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums were not includable in the gross income of the Employee), or contributions made by a Times Mirror Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts were actually excludable from the gross income of the Employee); and

                    (v) Amounts realized in the sale, exchange or other disposition of stock acquired under a qualified stock option.

               (d) Statutory Compensation for any Limitation Year will not exceed the compensation actually paid or includable in gross income during such year.

               (e) Notwithstanding the foregoing and any other provision of this Plan to the contrary, in no event shall a Participant's Statutory Compensation in any Plan Year exceed an amount equal to the Annual Dollar Limit.

          1.77. Subsidiary Company.  "Subsidiary Company" shall mean:
                ------------------

               (a) Any corporation (other than The Times Mirror Company) that is included in a controlled group of corporations, within the meaning of Code
Section 414(b), that includes The Times Mirror Company, and

               (b) Any trade or business (other than The Times Mirror Company) that is under common control with The Times Mirror Company within the meaning of Code Section 414(c), and

               (c) Any member (other than The Times Mirror Company) of an affiliated service group, within the meaning of Code Section 414(m), that includes The Times Mirror Company, and

               (d) Any other entity required to be aggregated with The Times Mirror Company under regulations promulgated under Code Section 414(o). The term Subsidiary Company shall include both domestic and foreign companies.

          1.78. Supplemental Deferral.  "Supplemental Deferral" shall mean a
                ----------------------
Participant Deferral in excess of an amount equal to six percent (6%) of a Participant's Basic Compensation.

          1.79. Testing Compensation. "Testing Compensation," for purposes of
                --------------------
the application of the Average Deferral Percentage test, described in Section
5.3 (Deferral Percentage Fail-Safe Provisions), and the Average Contribution Percentage test, as described in section 6.4 (Contribution Percentage Fail-Safe Provisions) in any Plan Year, shall mean the compensation reported for an Employee on Form W-2 for such Plan Year, that is an Employee's wages as defined within the meaning of Code Section 3401 (a) for purposes of income tax withholding, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus any amounts which are contributed by a Times Mirror Employer pursuant to salary reduction elections of an Employee and which are not includable in the gross income of the Employee under Code Section 125 or 402(e)(3) (i.e., a cafeteria plan or 401(k) plan, including this Plan) for such Plan Year.

          1.80. Times Mirror Employer. "Times Mirror Employer" or "Employer"
                ---------------------
shall mean The Times Mirror Company or any Subsidiary Company, whether or not such entities have adopted the Plan. "Times Mirror Employer" when used in the Plan shall refer to such entities either individually or collectively, as the context may require. In the event that a Subsidiary Company ceases to be a Subsidiary Company as defined in Section 1.77 (Subsidiary Company), then such company shall cease to be a Times Mirror Employer under the Plan as of the date such company ceases to be a Subsidiary Company, unless provided otherwise by the Board of Directors.

          1.81. Trust or Trust Fund. "Trust" or "Trust Fund" shall mean any
                -------------------
trust established under an agreement between The Times Mirror Company and a Trustee under which the funds comprising the Participants' Accounts are held, and shall include any and all amendments to such trust agreement.

          1.82. Trust Agreement.  "Trust Agreement" shall mean the Agreement by
                ----------------
and between The Times Mirror Company and one or more Trustees, as said Agreement may from time to time be amended.

          1.83. Trustee.  "Trustee" shall mean Fidelity Management Trust Company
                -------
and any duly appointed successor trustee.

          1.84. Valuation Date.  "Valuation Date" shall mean the date upon
                ---------------
which the value of each Account is determined, which date shall be each business day on which the New York Stock Exchange is open for trading.

          1.85. Vested.  "Vested," when used with reference to a Participant's
                ------
Accounts, shall mean non-forfeitable.

          1.86. Vesting Service. "Vesting Service" shall mean the period of
                ---------------
service which is used to determine a Participant's right to vest under Article VIII (Vesting; Payment of Plan Benefits), as determined in accordance with the provisions of Article II (Service Counting Rules). The term "Vesting Service" shall refer to Years of Vesting Service.

          1.87. Year of Eligibility Service.  "Year of Eligibility Service"
                -----------------------------
shall mean a year of service credited for eligibility purposes as described in the provisions of Article II (Service Counting Rules).

          1.88. Year of Vesting Service.  "Year of Vesting Service" shall mean
                ------------------------
a year of service credited for vesting purposes as described in the provisions of Article II (Service Counting Rules).

                                   ARTICLE II

                             SERVICE COUNTING RULES

          2.1.  Service - General Rule. In general, in order to have service
                ----------------------
credit recognized or to make any deferrals under the Plan, an Employee must become an Eligible Employee as set forth in the Plan. The following is a general description of the circumstances under which an Employee earns each type of service under the Plan:

               (a) Eligibility Service. An Employee receives credit for Eligibility Service while such individual is an Employee. However, in order to become an Eligible Employee under the Plan, the Employee must meet the eligibility requirements set forth in Article III (Eligibility and Participation).

               (b) Vesting Service. An Employee receives credit for Vesting Service while such individual is an Employee. However, the Plan does not recognize such Vesting Service credit unless and until the Employee meets the Eligibility requirements of the Plan set forth in Article III (Eligibility and Participation).

          2.2.  Hours of Service.  "Hours of Service" shall be determined as
                ----------------
follows:


               (a) Working paid time. An Employee shall receive credit for Hours of Service for each hour for which the Employee is paid, or entitled to payment, for the performance of duties for any Times Mirror Employer. These hours shall be credited to the Employee for the calendar year in which the duties are performed.

               (b)  Non-working paid time (other than disability).
                    ---------------------------------------------

                    (i) An Employee shall receive credit for Hours of Service for each hour for which the Employee is paid, or entitled to payment, by any Times Mirror Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to, but not limited to, vacation, holiday, layoff, jury duty, military duty, leave of absence (other than disability) or amounts which are paid in anticipation of termination of employment, including severance and separation pay.

                    (ii) These hours shall be credited to the Employee for the calendar year in which the non-performance of duties occurs or the equivalent period represented by the amount of any single sum payment made in anticipation of termination of employment.

                    (iii) In no event shall an Employee receive Hours of Service credit for any single continuous period during which no duties are performed and for which the Employee receives payments which have been deferred until after termination of employment, if such period occurs after and is not continuous with termination of employment. However, in the event credit is required to be given under pertinent federal regulations, then in no event shall an Employee receive more than five hundred one (501) Hours of Service for any single continuous period during which no duties are performed and for which the Employee receives payments which have been deferred until after termination of employment, if such period occurs after and is not continuous with termination of employment.

                    (iv) The computation of non-work hours under this Subsection 2.2(b) shall be calculated and credited pursuant to the Hour of Service rules under Regulations Section 2530.200b-2(b), (c) and (f) of ERISA which are incorporated herein by this reference.

               (c)  Periods of disability.
                    ---------------------

                    (i) An Employee shall receive credit for Hours of Service for each hour for which the Employee is on an Authorized Leave of Absence with any Times Mirror Employer (irrespective of whether the employment relationship has terminated) due to short-term disability (including any illness or incapacity or a disability under workers' compensation which shall be treated in the same manner and with the same limitations as if it were a non-work-related short-term disability). These hours shall be credited to the Employee for the calendar year in which the short-term disability occurs.

                    (ii) An Employee shall receive Hours of Service credit up to one (1) additional year for periods of disability in excess of the short-term disability period, provided the Employee is still on an Authorized Leave of Absence on account of disability and has not terminated employment. These hours shall be credited to the Employee for the calendar year to which the Authorized Leave of Absence pertains.

                    (iii) The computation of non-work hours under this Subsection 2.2(c) shall be calculated and credited pursuant to the Hour of Service rules under Regulations Section 2530.200b-2(b), (c) and (f) of ERISA which are incorporated herein by this reference.

               (d) Unpaid Authorized Leaves of Absence (other than on account of disability). An Employee shall receive credit for Hours of Service for each hour, based on the number of the Employee's regularly scheduled work hours per week, for which the Employee has been granted an Authorized Leave of Absence without pay (other than on account of disability) by any Times Mirror Employer, up to a maximum of one (1) year of credit for such leave, provided the Employee has not terminated employment. These hours shall be credited to the Employee for the calendar year to which the Authorized Leave of Absence pertains, rather than the calendar year in which the Authorized Leave of Absence is granted.

               (e) Back Pay. An Employee shall receive credit for Hours of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by any Times Mirror Employer. The same Hours of Service credited under this Subsection (e) shall not also be credited under Subsections (a), (b), (c) or (d), as the case may be, simultaneously. These hours shall be credited to the Participant for the calendar year or years to which the award or agreement pertains rather than the calendar year in which the award, agreement or payment is made.

               (f) Payments required under government program or medical program. An Employee shall not receive credit for Hours of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due solely for the purpose of complying with applicable unemployment compensation, workers' compensation (except as specified above), or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by such Employee.

               (g) Military Leave. The service credit of any former Employee who is reemployed on or after December 12, 1994, following a Military Leave shall be governed by Section 5.9 (Reemployment Rights After Qualified Military Service).

          2.3.  Equivalencies for Hours of Service. In calculating Hours of
                ----------------------------------
Service, the Committee may, in lieu of actually counting hours, use equivalencies for classifications of Employees for whom exact hours counting would be administratively burdensome or where Participating Company records; or Times Mirror Employer records as the case may be, do not accurately reflect actual hours worked during a period; provided that, if the Committee decides to calculate Hours of Service based upon any equivalencies for any classification of Employees, the equivalencies shall be reasonable and nondiscriminatory, and shall be consistently applied. In general the equivalency which will be used shall credit an Employee with forty-five (45) hours for Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service. However, the Committee, in its sole discretion, may decide that, under certain circumstances, other equivalencies set forth in the Hours of Service rules under Regulations Section 2530.200b-3 of ERISA are more appropriate and may adopt such other equivalencies in a reasonable, consistent, and non-discriminatory manner.

          2.4.  Year of Eligibility Service.
                ---------------------------

               (a) "Year of Eligibility Service" shall mean, with respect to an Employee, the completion of an eligibility computation period during which the Employee completes one thousand (1,000) or more Hours of Service. The initial eligibility computation period shall be the twelve (12) consecutive month period commencing on the Employee's Employment Commencement Date. Subsequent eligibility computation periods, and the eligibility computation period for an Employee who earned less than one thousand (1,000) Hours of Service during the Employee's first twelve (12) months of employment, shall be calendar years, the first one of which shall include the Employee's first anniversary of his or her Employment Commencement Date.

               (b) Under no circumstances shall an Employee be credited with a Year of Eligibility Service earlier than the first anniversary of the Employee's Employment Commencement Date. A former Employee shall earn a Year of Eligibility Service under the provisions of this Section regardless of whether such individual is an Employee at the time such credit is earned, except that such individual shall not be eligible to become a Participant in the Plan unless and until such individual is rehired by a Times Mirror Employer and meets the eligibility provisions of the Plan described in Article III (Eligibility and Participation).

          2.5.  Year of Vesting Service.
                -----------------------

               (a) "Year of Vesting Service shall mean, with respect to an Employee, a calendar year during which the Employee completes one thousand (1,000) or more Hours of Service.

               (b) In no event shall an Employee earn more than one (1) Year of Vesting Service in any calendar year unless such credit in excess of one (1) year results from credit for amounts paid upon termination of employment as described in Subsection 2.2(b) (Hours of Service -- Nonworking paid time (other than disability)). Credit for Years of Vesting Service described in this Section shall be subject to other rules and limitations described in the provisions of this Article II (Service Counting Rules).

          2.6.  Limitations on Credit for Vesting Service.
                -----------------------------------------

               (a) An Employee shall earn an Hour of Service or a Year of Vesting Service for periods of employment while the Employee is an Employee. An Employee is entitled to receive credit for service without regard to whether such service was earned by the Employee performing work for a Times Mirror Employer pursuant to a collective bargaining agreement or outside of a collective bargaining agreement and without regard to whether a Times Mirror Employer was a domestic or foreign subsidiary or division of The Times Mirror Company.

               (b) In addition to any limitations set forth in determining credit for Hours of Service or Years of Vesting Service, an Employee shall not be entitled to Vesting Service for periods of employment which are not required to be recognized as a result of a Rule of Parity Break in Service with respect to Vesting Service.

          2.7.  Credit prior to January 1, 1989.  Limitations on credit for
                -------------------------------
service prior to January 1, 1989 shall include, but are not limited to, the following rules:

               (a) In general, Vesting Service and Eligibility Service as described in this Plan apply to any Employee who terminates employment on or after January 1, 1989, except as otherwise specifically provided to the contrary in other provisions of this Plan. Employees who terminated employment prior to January 1, 1989 shall receive Vesting Service and Eligibility Service credit determined in accordance with the provisions of the Plan in effect at the time that such credit was earned.

               (b) An Employee's Vesting Service and Eligibility Service in respect of service performed prior to January 1, 1984, shall be determined by reference to the method of crediting service for those purposes under the terms of a defined benefit plan (within the meaning of Code Section 415(k)) (i) maintained by the Times Mirror Employer (or unit or division thereof) that, while employing such Employee, first becomes a Participating Company and (ii) as in effect on the Starting Date applicable to such Times Mirror Employer (or unit or division thereof).

          2.8. Credit for Service Prior to Acquisition or After Divestiture.
               ------------------------------------------------------------
Service performed for a Subsidiary Company (or a unit or division of a Subsidiary Company or The Times Mirror Company) prior to the date as of which such entity became a Subsidiary Company (or a unit or division of such Subsidiary Company or The Times Mirror Company) shall be taken into account under this Plan as follows:

               (a)  Prior to Acquisition.
                    --------------------

                    (i) Prior plan. Credit for such prior service shall be recognized to the maximum extent such prior service has been recognized for purposes of vesting service and eligibility service under the terms of any other retirement plan qualified under Code Section 401(a) maintained by such Subsidiary Company prior to the acquisition, provided such plan continues to be maintained by such Subsidiary Company after the acquisition of such Subsidiary Company.

                    (ii) Acquisition agreement. In the event Paragraph (i) above does not apply, any credit for such prior service shall be recognized only to the extent expressly required by the terms of the acquisition agreement.

                    (iii) In the event Paragraphs (i) and (ii) do not apply, any credit for such prior service shall be recognized only to the extent expressly provided (1) by resolution of the Committee; (2) if such Subsidiary Company is not a Participating Company, by the provisions of any other retirement plan qualified under Code Section 401 (a) and sponsored or adopted by such Subsidiary Company after the acquisition; or (3) if such Subsidiary Company is a Participating Company, by amendment to this Plan.

If no action as described in Paragraphs (i), (ii), or (iii) above is taken to provide credit for any service performed for such Subsidiary Company (or unit or division of such subsidiary Company or The Times Mirror Company) which is performed prior to the date such entity became a Subsidiary Company (or a unit or division of such Subsidiary Company or The Times Mirror Company), then such prior service shall not be taken into account for purposes of computing Vesting Service or Eligibility Service under the Plan.

               (b) Service after Divestiture. Service performed for a Subsidiary Company (or a unit or division of a Subsidiary Company or The Times Mirror Company) after the date such entity ceases to be a Subsidiary Company of The Times Mirror Company shall not be taken into account under the Plan except as specifically provided otherwise in a Plan amendment adopted by the Committee.

               (c) Service with Matthew Bender & Company, Inc." Notwithstanding the foregoing provisions of this Section 2.8, service performed for Matthew Bender & Company, Inc. after July 31, 1998, the date such entity ceased to be a Participating Company under this Plan, shall not be taken into account under the Plan.

               (d) Service with Mosby, Inc. Notwithstanding the foregoing provisions of this Section 2.8, service performed for Mosby, Inc. on or after October 9, 1998, the date such entity ceased to be a Participating Company under this Plan, shall not be taken into account under the Plan.

          2.9. Credit for Service under a Predecessor Plan. Vesting Service and
               -------------------------------------------
Eligibility Service performed while a participant in a Predecessor Plan prior to that plan's merger into this Plan shall be taken into account under this Plan for the purposes of determining Vesting Service and Eligibility Service to the extent it was earned and credited under the provisions of the Predecessor Plan.

          2.10. Transfer to or from Another Times Mirror Plan. In the event a
                ---------------------------------------------
Participant in this Plan transfers to a nonparticipating Times Mirror Employer and participates in the defined contribution plan of that Times Mirror Employer or an Employee who has previously participated in the defined contribution plan of a nonparticipating Times Mirror Employer transfers to a Participating Company and becomes a Participant in this Plan, the following rules shall apply:

               (a) Eligibility Service. Eligibility Service earned under such plan at such Subsidiary Company shall be recognized under this Plan. In no event shall an Employee earn in total more than one (1) Year of Eligibility Service in any calendar year from the defined contribution plans of all Times Mirror Employers, except as provided in Section 1.84 (Year of Eligibility Service).

               (b) Vesting Service. Vesting Service earned under such plan at such Subsidiary Company shall be recognized under this Plan. In no event shall an Employee earn in total more than one (1) Year of Vesting Service in any calendar year from the defined contribution plans of all Times Mirror Employers, except as provided in Section 1.85 (Year of Vesting Service).

          2.11. Rehire.  In the event a Participant has terminated employment
                ------
with all Times Mirror Employers and is rehired by a Times Mirror Employer, the following rules shall apply:

               (a)  Eligibility Service.  Eligibility Service earned prior to
                    --------------------
the termination of employment and after the rehire date shall be aggregated in all cases.

               (b) Vesting Service. If the Participant still retains credit for Vesting Service under the Plan upon such individual's rehire date, then Vesting Service prior to the termination of employment and after the rehire date shall be aggregated. If not, the Participant shall be treated as a new Employee.

The provisions of this Section shall be subject to any limitations described in
Section 2.10 (Transfer to or from Another Times Mirror Plan) and the definitions of Vesting Service and Eligibility Service.

          2.12. Rule of Parity Break in Service. "Rule of Parity Break in
                -------------------------------
Service" shall mean the event which occurs when Vesting Service shall be disregarded under the Plan in accordance with the following rules:

               (a) In the case of a Participant who is not Vested under Article VIII (Vesting; Payment of Plan Benefits), and who sustains one (1) or more consecutive Breaks in Service, Years of Vesting Service earned prior to the first such Break shall be disregarded and permanently forfeited if the number of consecutive Breaks in Service equals or exceeds the greater of (i) five (5), or
(ii) the number of Years of Vesting Service prior to the first such Break.

               (b) The Years of Vesting Service taken into account under this Subsection shall exclude any Years of Vesting Service which were previously disregarded on account of a prior Rule of Parity Break in Service.

Service which was not required to be taken into account under the prior Plan provisions in effect prior to January 1, 1985 because of the Employee's termination of employment or Break(s) in Service shall not be taken into account in this Plan.

                                  ARTICLE III.

                          ELIGIBILITY AND PARTICIPATION

          3.1.  Eligibility to Participate.  An Employee shall become eligible
                ---------------------------
to participate in the Plan in accordance with the following rules:

               (a) An Employee who was eligible to participate in the Plan on the Effective Date shall continue to be eligible to participate in the Plan.

               (b) Every other Employee shall become eligible to participate in the Plan as of the later of the date such individual attains the age twenty-one
(21) or completes one Year of Eligibility Service, provided the Employee is an Eligible Employee as of such date.

          3.2. Enrollment for Active Participation. In order to become an Active
               -----------------------------------
Participant hereunder, an Eligible Employee who has met the requirements of
Section 3.1 (Eligibility to Participate) must make the election under Section
5.1 (Participant Deferrals) and enroll in the Plan in accordance with the Rules of the Plan.

          3.3. Effective Date of Active Participation. An Eligible Employee
               --------------------------------------
shall become an Active Participant effective as of the Payroll Date that is no later than the second Payroll Date next following the later of (a) the Payroll Date next following the date the Employee becomes an Eligible Employee as described in Section 1.31 (Eligible Employee), or (b) the date on which the Eligible Employee enrolls in the Plan in accordance with Section 3.2 (Enrollment for Active Participation).

          3.4.  No Maximum Date Limitations.  An Eligible Employee may become or
                -----------------------------
continue as an Active Participant in this Plan beyond his or her Normal Retirement Date in the same manner as an Eligible Employee who has not reached his or her Normal Retirement Date.

          3.5.  Termination of Active Participation.  An Employee who is an
                -----------------------------------
Active Participant will cease to be an Active Participant and will become an Inactive Participant under the following circumstances:

               (a)  When such individual is no longer an Eligible Employee;

               (b) When such individual is no longer employed by the Participating Company at which such individual was an Active Participant;

               (c) When such individual elects to discontinue deferrals and contributions in accordance with the Rules of the Plan as described in Section
5.7 (Termination of, Change in Rate of, or Resumption of Deferrals and Contributions);

               (d) When such individual goes on long term disability or continues on an Authorized Leave of Absence on account of disability which exceeds the non-work-related short-term disability period; or

               (e) When such individual's Participant Deferrals are suspended on account of a Hardship withdrawal, as provided in Section 8.4(f) (In-Service Withdrawals).

An Inactive Participant shall cease to be eligible for allocation of Company Contributions after the date of such change in status, but shall continue to be eligible to direct the investment of such individual's Accounts, as provided in
Section 4.2 (Investment Options).

          3.6. Participation After Rehire or Other Suspension of Active
               --------------------------------------------------------
Participation. In the event an Eligible Employee ceases to be an Eligible
-------------
Employee, such individual shall become an Active Participant on the latest of:
(i) the date he or she again becomes an Eligible Employee, (ii) the date he or she satisfies the requirements of Subsection 3.1(b) (Eligibility to Participate), or (iii) the date he or she enrolls in the Plan as provided in
Section 3.2 (Enrollment for Active Participation). In the event an individual's active participation in the Plan ceases on account of a request to discontinue Participant Deferrals or is suspended because of a Hardship withdrawal, such individual shall become an Active Participant in the Plan upon the date he or she re-enrolls in the Plan as provided in Section 3.2 (Enrollment for Active Participation), provided such individual is then an Eligible Employee, following, in the case of suspension on account of Hardship, the expiration of the one-year suspension period as set forth in Section 8.4(f) (In-Service Withdrawals).

          3.7. Transfer to a Participating Company. If an Eligible Employee is
               -----------------------------------
transferred from one Participating Company to another, such individual shall automatically become an Active Participant under the Plan with such other Participating Company on the later of: (i) the date he or she enrolls or re-enrolls in the Plan as provided in Section 3.2 (Enrollment for Active Participation), or (ii) the date he or she again becomes an Eligible Employee.

          3.8. Employee Responsibility. It shall be the responsibility of an
               -----------------------
Eligible Employee who becomes an Active Participant in this Plan to verify that amounts of such individual's contributions, if any, are in accordance with his or her election, and investment of such individual's Accounts is in accordance with his or her investment designation and to notify the Committee or its delegate as soon as practicable in the event of error.

          3.9.  Effect of Certain Corporate Transactions.  As a result of
                -----------------------------------------
certain corporate transactions affecting Times Mirror Employers, certain Participants shall cease to be Active Participants in the Plan as follows:

               (a) Effective June 4, 1990, Participants who are Eligible Employees of Times Mirror National Marketing, Inc. shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (b) Effective July 1, 1993, Participants who are Eligible Employees of KTVI-TV, Inc. or WVTM-TV, Inc. shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (c) Effective January 4, 1994, Participants who are Eligible Employees of KDFW-TV, Inc. or KTBC-TV, Inc. shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (d) Effective February 1, 1995, Participants who are Eligible Employees of Times Mirror Cable Television, Inc. shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (e) Effective December 15, 1995, Participants who are Eligible Employees of Times Mirror Higher Education Group, Inc. who became employees of Julin Printing Company, Inc. on that date shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (f) Effective October 15, 1996 Participants who are Eligible Employees of Times Mirror Higher Education Group, Inc., including those Participants whose employment was transferred from Mosby-Year Book, Inc. to Times Mirror Higher Education Group, Inc. as of such date, shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned after that date.

               (g) Effective January 10, 1997, Participants who are Eligible Employees of CRC Press, Inc. shall no longer be eligible to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (h) Effective May 14,1997, Participants who are Eligible Employees of Harry N. Abrams, Incorporated shall no longer be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (i) Effective September 19, 1997, Participants who are Eligible Employees of National Journal, Inc. shall no longer be eligible to make Participant Deferrals nor receive allocations of Company Matching Contributions with respect to Basic Compensation earned on or after that date.

               (j) Effective July 31, 1998, Participants who are Eligible Employees of Matthew Bender & Company, Inc. shall cease to be Active Participants in the Plan and shall not be eligible to make Participant Deferrals or receive allocations of Company Matching Contributions after that date.

               (k) Effective October 9, 1998, Participants who are Eligible Employees of Mosby, Inc. shall cease to be Active Participants in the Plan and shall not be eligible to make

Participant Deferrals or to receive allocations of Company Matching Contributions on or after that date.

                                  ARTICLE IV.

                            INVESTMENT OF TRUST FUND

          4.1.  Trust Fund.
                ----------


               (a) Amounts contributed under the Plan shall be held in a Trust Fund established by The Times Mirror Company. The assets of the Trust Fund shall be invested in one or more of the Investment Funds described in Subsection (b) hereof.

               (b) From time to time, the Committee, in its sole discretion, shall establish Investment Funds that shall be invested in such assets as the Committee or an Investment Manager (if applicable) shall direct, except that the Committee shall continue to maintain the Company Stock Fund A, the Company Stock Fund C and the Cox Stock Fund in the Trust as long as any Participant has any portion of his or her Accounts invested in A shares of Company Stock, C shares of Company Stock or Cox Stock, respectively.

               (c) Notwithstanding the establishment and maintenance of these Investment Funds, this Plan shall constitute a single employee benefit plan and the various Investment Funds of the Trust shall constitute a single Trust Fund under the Plan.

          4.2.  Investment Options.
                ------------------

               (a) As permitted under the Rules of the Plan, a Participant's Accounts (other than a Participant's PAYSOP Account) shall be invested in any whole number percentage (or any whole dollar amount with respect to existing Account balances) among the Investment Funds as the Participant shall elect; provided, however, that no Participant may elect to add or transfer any portion of his or her Accounts to Company Stock Fund C or to the Cox Stock Fund for investment.

               (b) As permitted under the Rules of the Plan, a Payee other than the Participant may elect to have his or her Accounts (other than such individual's PAYSOP Account) held and invested under any investment option or options available under subsection (a) in any whole number percentage or whole dollar amount. (c) Any such election under subsection (a) or (b) shall remain in effect until revoked or modified by the Participant or other Payee as described in Section 4.4 (Investment Changes and Transfers).

               (d) The Committee, in its sole discretion, may from time to time establish new Investment Funds in addition to or in place of existing funds and may, in its discretion, terminate or limit the availability of any Investment Fund at any time.

               (e) Except for the portion of the Plan consisting of PAYSOP Accounts, the Plan is a plan which is described in ERISA Section 404(c) under which each Participant or other

Payee shall exercise control over the assets in such individual's Accounts and shall be provided the opportunity to choose, from a broad range of investments, the manner in which the assets in such individual's Accounts are invested. The Participant or Payee shall not be deemed to be a fiduciary by reason of such individual's exercise of control and no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such exercise of control, whether by the Participant's or other Payee's affirmative direction or failure to direct an investment. In addition, no Participant's or other Payee's Account shall bear any loss or have any responsibility or liability for any investment directed by any other Participant or Payee with respect to such individual's Accounts.

               (f) The Times Mirror Company shall not be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock, that it, in its sole discretion, determines might tend to subject itself, the members or delegates of the Committee, the Plan, the Trust Fund, any Times Mirror Employer, or any Employee to liability under federal or state securities law.

               (g) The PAYSOP Accounts shall be held and invested in the Company Stock Funds except to the extent a Participant has elected to diversify his investments in accordance with the provisions of Section 17.5 (Diversification of Investments). Once a Participant has elected to diversify the investment of his or her PAYSOP Account, such Participant may not thereafter direct the investment of the portion of such Account with respect to which the diversification election is effective to any Company Stock Fund.

          4.3.  Investment of New Contributions.
                -------------------------------

                Subject to Section 4.2 (Investment Options) and in accordance with the Rules of the Plan, each Participant may designate the proportions in any whole number percentage in which new contributions to his or her Accounts (other than such individual's PAYSOP Account) are to be allocated among the Investment Funds (other than Company Stock Fund C or the Cox Stock Fund).

          4.4.  Investment Changes and Transfers.
                --------------------------------

                Subject to the Rules of the Plan, each Participant or other Payee may change the investment elections made under Sections 4.2 (Investment Options) and 4.3 (Investment of New Contributions) by electing to have the assets in such individual's Accounts (other than such individual's PAYSOP Account) invested in any Investment Fund or transferred to any other Investment Fund (other than Company Stock Fund C or the Cox Stock Fund).

          4.5.  Transfer of Assets.
                ------------------

                In accordance with the Rules of the Plan, the Committee (or its delegate) shall direct the Trustee to make such transfers of money or other property among the Investment Funds as may be necessary to effect the aggregate of the transfer transactions (after the Committee (or its delegate) has caused the necessary entries to be made in the Participant's or Payee's Accounts in the Investment Funds and has reconciled offsetting transfer elections).

          4.6.  Effect of Non-Election.
                ----------------------


                If a Participant or other Payee fails or declines to make an election under Section 4.2 (Investment Options), the Participant's or Payee's Accounts shall be held in one or more Investment Funds as directed by the Committee.

          4.7.  Voting and Other Rights of Company Stock.  All rights of Company
                ----------------------------------------
Stock held by the Trust Fund shall be exercised by the Trustee in accordance with the following rules:

               (a) Each Participant or other Payee shall have the right to instruct the Trustee confidentially in the manner prescribed by the Committee or its delegate as to how to vote the shares of Company Stock allocated to the Participant's PAYSOP Account and such portion of his or her Accounts invested in the Company Stock Fund. For this purpose, a Participant's or Payee's allocated number of shares of Company Stock shall be based on the amount of Company Stock allocated to such individual's PAYSOP Account and such portion of his or her Accounts invested in the Company Stock Fund as of the Valuation Date coinciding with or next preceding the record date for matters with respect to which the Company Stock is being voted. The Committee or its delegate may require verification of the Trustee's compliance with such confidential voting instructions by an independent auditor selected by the Committee or its delegate. The instructions received by the Trustees from Participants or Payees will be held by the Trustees in strict confidence and will not be divulged or released to any person including directors, officers or employees of any Times Mirror Employer, or of any other company, except as otherwise required by law.

               (b) All Participants and Payees entitled to direct such voting shall be notified by the Committee or its delegate of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised. The notification shall include all information distributed to other shareholders of Company Stock regarding the exercise of such rights.

               (c) In the event that a Participant or Payee shall fail to direct the Trustee, in whole or in part, as to exercise of voting rights arising under any Company Stock credited to such portion of his or her Accounts invested in the Company Stock Fund, then these voting rights shall not be exercised at all and shall be recorded as abstentions. In the event that a Participant or Payee shall fail to direct the Trustee, in whole or in part, as to exercise of voting rights arising under any Company Stock credited to his or her PAYSOP Account, then these voting rights shall be exercised by the Trustee in its absolute discretion or in accordance with directions received from a fiduciary independent of the Trustee and the Plan Sponsor. At the request of the Trustee, the Committee shall appoint such independent fiduciary to exercise such authority. The instructions of any such independent fiduciary shall be held in confidence by the Trustee and shall not be divulged to the Plan Sponsor, or any officer or Employee thereof, or any person.

               (d) Neither the Committee nor any delegate thereof shall in any event make any recommendation to any Participant or Payee regarding the exercise of such individual's voting rights under this Section 4.7, except pursuant to the provision and distribution of proxy materials, nor shall the Committee nor any delegate thereof make any recommendation as to whether any such rights should or should not be exercised by the Participant or Payee.

               (e) All rights of Company Stock held in the Trust Fund allocated to PAYSOP Accounts other than rights pertaining to voting shall be exercised by the Trustee in accordance with directions received from a fiduciary independent of the Trustee and the Plan Sponsor. At the request of the Trustee, the Committee shall appoint such independent fiduciary to exercise such authority. The instructions of any such independent fiduciary shall be held in confidence by the Trustee and shall not be divulged to the Plan Sponsor, or any officer or Employee thereof, or any person.

               (f) All rights of Company Stock held in the Trust Fund allocated to the portions of Accounts invested in the Company Stock Fund other than rights pertaining to voting, shall be exercised by the Trustee pursuant to instructions received from each Participant or other Payee. If no such instructions are received from a Participant or other Payee, then such rights pertaining to the Company Stock held on behalf of such Participant or Payee in the Company Stock Fund shall not be exercised.

                                   ARTICLE V.

                     PARTICIPANT DEFERRALS AND CONTRIBUTIONS

          5.1.  Participant  Deferrals.  The following provisions are subject to
                ----------------------
the overriding limitations of Articles V (Participant Deferrals and Contributions), VI (Company Contributions), and XIII (Limitations on Allocations).

               (a) Each Active Participant may elect, in accordance with the Rules of the Plan, to defer the lesser of:

                    (i) Any whole number percentage, which is not less than one percent (1%) nor more than fifteen percent (or such other percentage which is established by the Committee), of such Active Participant's Basic Compensation for each Payroll Date in such Plan Year; or

                    (ii) The excess of $7,000 (as adjusted automatically for increases in the cost of living as described in Code Section 402(g)(5)) over any amounts described in Code Section 402(g)(3) and not deferred hereunder;

provided, however, that the sum of an Active Participant's contribution to such individual's Basic and Supplemental Deferral Accounts and After-Tax Account for any Plan Year shall not exceed fifteen percent (15%) of such individual's Basic Compensation (or such other percentage established by the Committee).

               (b) The first six percent (6%) of Basic Compensation so deferred by any Active Participant shall be held for contribution to such Active Participant's Basic Deferral Account.

               (c) The amount of Basic Compensation deferred by such Active Participant in excess of six percent (6%) of such individual's Basic Compensation shall be held for contribution to such Active Participant's Supplemental Deferral Account.

               (d) Except as provided in Section 3.5 (Termination of Active Participation), a deferral election by an Active Participant shall remain in effect from year to year (notwithstanding salary or wage rate changes) until altered or terminated by such Active Participant in accordance with Section 5.7 (Termination of, Change in Rate of, or Resumption of Deferrals and Contributions).

               (e) Participant Deferrals in the percentages elected under Subsection (a) hereof shall be made only by payroll deduction effective for Basic Compensation received on and after the Payroll Date with respect to which such election is effective.

               (f) The Committee or its delegate may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that Active Participants may elect to defer and the timing of such elections. These rules may include, but not by way of limitation, prescriptions for a maximum percentage of Basic Compensation that may be deferred, or that the maximum percentage of Basic Compensation that Active Participants may defer above a certain dollar amount of Basic Compensation will be a lower percentage of Basic Compensation than the maximum deferral percentage applicable to Basic Compensation below that dollar amount, or that the percentage of Basic Compensation that may be contributed as an after-tax contribution may be subject to reduction below the amount permitted under Section 5.5 (After-Tax Contributions). These rules shall apply to all Eligible Employees, except to the extent that the Committee or its delegate prescribes special or more stringent rules applicable only to Highly Compensated Employees.

          5.2. Character of Amounts Contributed as Participant Deferrals. Unless
               ---------------------------------------------------------
otherwise specifically provided to the contrary elsewhere in this Plan, Participant Deferrals pursuant to a Participant's contribution election described above in Section 5.1 (Participant Deferrals) and which qualify for treatment under Code Section 401(k) and are contributed to the Trust Fund pursuant to Article VI (Company Contributions) shall be treated, for federal and state income tax purposes, as Company Contributions.

          5.3.  Deferral Percentage Fail-Safe Provisions.
                ----------------------------------------

               (a) For each Plan Year, the Actual Deferral Percentage with respect to Eligible Employees who are Highly Compensated Employees for the current Plan Year, shall be

                    (i)   not more than 125 percent of, or

                    (ii)  (to the extent allowed by regulations under Code
Section 401(m)(9)) not more than two percentage points higher than, and not more than twice,

the Actual Deferral Percentage for the preceding Plan Year with respect to Eligible Employees who are not Highly Compensated Employees for the preceding Plan Year (using the definition of such term that was in effect during such preceding Plan Year). The Committee may elect to apply the Actual Deferral Percentage for the group of Eligible Employees who are not Highly

Compensated Employees based on the current Plan Year rather than the preceding Plan Year, except if such election is made, it may not be changed except as provided by the Secretary of the Treasury; provided, however, if the Committee elects to use the current year data for the Plan Year beginning January 1, 1997, it may apply the prior year's data for the Plan Year beginning January 1, 1998 without receiving approval from the Secretary. To the extent necessary to achieve such result (and notwithstanding Sections 5.1 (Participant Deferrals) and 6.1 (Company Contributions)) as of the end of each Plan Year, the Committee shall take or cause to be taken one or more of the actions listed in Subsection
(e).

               (b) For the purposes of the limitations of this Section, the following definitions shall apply:

                    (i) "Actual Deferral Percentage" means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible Employees for the applicable Plan Year, the average of the Deferral Percentages, calculated separately for each Eligible Employee in such group.

                    (ii) "Deferral Percentage" means for any Eligible Employee the ratio of the amount of Participant Deferrals under the Plan allocated to the Eligible Employee for the applicable Plan Year to such Eligible Employee's Testing Compensation for such Plan Year. An Eligible Employee's Participant Deferrals may be taken into account for purposes of determining such individual's Deferral Percentage for a particular Plan Year only if such Participant Deferrals are allocated to the Eligible Employee as of a date within that Plan Year. For purposes of this rule, an Eligible Employee's Participant Deferrals shall be considered allocated as of a date within a Plan Year only if
(A) the allocation is not contingent upon the Eligible Employee's participation in the Plan or performance of services on any date subsequent to that date, and
(B) the Participant Deferrals are actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the contribution relates.

                    (iii) "Eligible Employee," for the purposes of this Section, includes any Employee directly or indirectly eligible to make Participant Deferrals at any time during the Plan Year, including any otherwise Eligible Employee during a period of suspension due to a Hardship withdrawal pursuant to
Section 8.4(f) (In-Service withdrawals).

               (c) Except as provided in Subsection (d), the limitations set forth in Subsection (a)(ii) and Section 6.4(a)(ii) (Contribution Percentage Fail-Safe Provision) shall not both be utilized for any Plan Year.

               (d)  The limitation of Subsection (c) shall not apply:

                    (i) if after the application of Subsection (d)(ii), (iii) and (iv) and Sections 6.4(c)(ii) and (v) (but only to the extent necessary to meet the requirements of Subsection (a)(ii) hereof or Section 6.4(a)(ii) (Contribution Percentage Fail-Safe Provisions), as applicable) and before the application of paragraph (ii), the sum of the Actual Deferral Percentage and the Average Contribution Percentage of Eligible Employees who are Highly Compensated Employees does not exceed the sum of the Actual Deferral Percentage and the

Average Contribution Percentage of Eligible Employees who are not Highly Compensated Employees for the applicable Plan Year by more than two percentage points, or

                    (ii) if the limitation of paragraph (i) is exceeded, and the sum of the Deferral Percentage and the Contribution Percentage of Participants who are Highly Compensated Employees for such Plan Year does not exceed the greater of (A) the sum of: (x) 125 percent of the greater of the Deferral Percentage, or the Contribution Percentage, of Participants who are not Highly Compensated Employees for the applicable Plan Year, and (y) that percentage which is not more than two percentage points higher than, and not more than twice the lesser of the Deferral Percentage, or the Contribution Percentage, of such group of Participants for such Plan Year, or the sum of: (x) 125 percent of the lesser of the Deferral Percentage, or the Contribution Percentage, of the Participants who are not Highly Compensated Employees for the applicable Plan Year, and (y) that percentage which is not more than two percentage points higher than, and not more than twice the greater of the Deferral Percentage, or the Contribution Percentage, of such group of Participants for such Plan Year.

               (e)  In order to achieve the result described in subsections
(a) and (c), the following actions shall be taken, as provided under Code
Section 401(k), the regulations thereunder and the Rules of the Plan, in the order selected by the Committee and to the extent necessary:

                    (i) The Committee may elect for any Plan Year to apply an alternate definition of Testing Compensation; provided, however, that such definition shall satisfy the requirements of Code Sections 401(a)(17) and 414(s) and the Regulations thereunder.

                    (ii) Prior to the end of the following Plan Year, the amount of excess contributions within the meaning of Reg. Section 1.401(k)-l(g)(7) (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Code
Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method and distributed to the affected Highly Compensated Employees; provided, however, that any portion of a Highly Compensated Employee's excess contributions which have been pledged as security for a loan from the Plan shall be applied to reduce the outstanding amount of the loan not later than two and one-half months following the end of the Plan Year in which such excess contribution was made. Any Company Matching Contribution attributable to such excess contributions (and any income thereto) shall also be distributed to such Highly Compensated Employees.

               (f) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans which include arrangements under Code
Section 401(k), then this Section shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

               (g) For the purposes of this Section, the Deferral Percentage for any Highly Compensated Employee who is a participant under two or more Code
Section 401(k)
arrangements of the Participating Company or any Times Mirror Employer shall be determined by taking into account the Highly Compensated Employee's Testing Compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k), in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

               (h) For purposes of this Section, the amount of Participant Deferrals by a Participant who is not a Highly Compensated Employee for a Plan Year shall be reduced by any Participant Deferrals in excess of the Deferral Limitation which have been distributed to the Participant under Section 5.4 (Provision for Return of Annual Participant Deferrals in Excess of the Deferral Limitation), in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

               (i) The determination of the Deferral Percentage of any Participant shall be made after applying the provisions of Section 13.5 (Adjustments for Excess Annual Additions) relating to certain limits on Annual Additions under Section 415 of the Code.

               (j) To the extent required by regulations under Section 401(k) or 415 of the Code, any excess Participant Deferrals with respect to a Highly Compensated Employee shall be treated as Annual Additions under Article XIII (Limitations on Allocations) for the Plan Year for which the excess Participant Deferrals were made, notwithstanding the distribution of such excess in accordance with the provisions of this Section.

          5.4.  Provision for Return of Annual Participant Deferrals in Excess
                --------------------------------------------------------------
of the Deferral Limitation. In the event a Participant's elective deferrals,
--------------------------
within the meaning of Code Section 402(g)(3), for any calendar year exceed the Deferral Limitation, such excess elective deferrals shall be returned to the Participant as provided in this Section 5.4.

               (a) In the event that due to error or otherwise, a Participant's Participant Deferrals under this Plan for any calendar year exceed the Deferral Limitation for such calendar year (without regard to elective deferrals under any other plan), the Committee shall distribute such excess Participant Deferrals, together with income allocable thereto, to the Participant on or before the first April 15 following the close of the calendar year in which such excess Participant Deferrals were made.

               (b) If in any calendar year, a Participant makes Participant Deferrals under this Plan and additional elective deferrals, within the meaning of Code Section 402(g)(3), under any other plan maintained by the Participating Company or any Times Mirror Employer, and the total amount of the Participant's elective deferrals under this Plan and all such other plans exceed the Deferral Limitation, the Participating Company and each Times Mirror Employer maintaining a plan under which the Participant made any elective deferrals shall notify the plan administrator of the affected plans, and corrective distributions of the excess elective deferrals, and any income allocable thereto, shall be made from one or more such plans, to the extent determined by the Participating Company and each Times Mirror Employer. All corrective distributions of excess elective deferrals shall be made on or before the first April 15 following the close of the calendar year in which the excess elective deferrals were made.

               (c) The Committee shall not be liable to any Participant (or such individual's Beneficiary, if applicable) for any losses caused by misestimating the amount of any Participant Deferrals in excess of the limitations of this Article V (Participant Deferrals and Contributions) and any income allocable to such excess.

               (d) In the event a Participant's Participant Deferrals for any calendar year exceed the Deferral Limitation solely by reason of the Participant's elective deferrals under a plan maintained by an employer that is not a Times Mirror Employer, such excess Participant Deferrals shall not be returned to the Participant, but shall be held in the Participant's Participant Deferral Accounts until such Accounts become distributable in accordance with the provisions of Article VIII (Vesting; Payment of Plan Benefits) of this Plan.

               (e) To the extent required by regulations under Section 402(g) or 415 of the Code, Participant Deferrals with respect to a Participant in excess of the Deferral Limitation shall be treated as Annual Additions under
Article XIII (Limitations on Allocations) for the Plan Year for which the excess contributions were made, unless such excess is distributed to the Participant in accordance with the provisions of this Section.

          5.5.  After-Tax Contributions. An Active Participant may elect (in
                -----------------------
accordance with the Rules of the Plan) to contribute any whole number percentage, which is not less than one percent (1%) nor more than fifteen percent (15%), or such other percentage which is established by the Committee, of such Active Participant's Basic Compensation to such individual's After-Tax Account; provided, however, that the sum of an Active Participant's contribution to such individual's Deferral Account and After-Tax Account for any Plan Year shall not exceed fifteen percent (15%) of such individual's Basic Compensation, or such other percentage established by the Committee.

          5.6.  Deposit In Trust.
                ----------------

               (a) An Active Participant's Participant Deferrals shall be transmitted to the Trustee in accordance with Section 5.1 (Participant Deferrals) and 6.1(c) (Company Contributions) and shall be invested by the Trustee in accordance with Article IV (Investment of Trust Fund).

               (b) An Active Participant's After-Tax contributions shall be transmitted to the Trustee within the time prescribed by Regulations Section 2510.3-102 of ERISA and shall be invested by the Trustee in accordance with
Article IV (Investment of Trust Fund).

          5.7.  Termination of, Change in Rate of, or Resumption of Deferrals
                -------------------------------------------------------------
and Contributions.
-----------------

                As permitted under the Rules of the Plan:

               (a) An Active Participant may, at any time, upon such prior notice to the Committee or its delegate as required under the Rules of the Plan, elect to (i) alter the rate of his or her deferrals or contributions indicated in accordance with Section 5.1 (Participant Deferrals) or 5.5 (After-Tax Contributions), respectively, or both, or (ii) terminate his or her deferrals and contributions under Sections 5.1 (Participant Deferrals) and 5.5 (After-Tax Contributions), respectively.

               (b) A Participant who is an Eligible Employee and who has previously terminated such individual's deferrals and contributions or has had such deferrals and contributions suspended, may, at any time, upon such prior notice to the Committee or its delegate as required under the Rules of the Plan, elect to resume such deferrals or such deferrals and contributions, as described in Sections 3.2 (Application for Active Participation) and 3.6 (Participation after Rehire or Other Suspension of Active Participation), subject to the limitations applicable to individuals who have made Hardship withdrawals, as provided in Section 8.4(f) (In Service Withdrawals).

               (c)  An Eligible Employee (who satisfied the requirements under
Section 3.1 (Eligibility to Participate)) who previously declined to defer a percentage of such individual's Basic Compensation or to make after-tax contributions, may, at any time, upon such prior notice to the Committee or its delegate as required .under the Rules of the Plan, elect to commence deferral of such individual's Basic Compensation or make after-tax contributions in accordance with Section 5.1 (Participant Deferrals) or 5.5 (After-Tax Contributions), respectively, or both, under Section 3.2 (Application for Active Participation) within the limits thereof.

          5.8.  Participant Rollover Contributions.
                ----------------------------------

               (a) To the extent permissible under Code Section 402(c), and in accordance with rules established by the Committee, all or part of a distribution from a plan that satisfies the requirements of Code Section 401
(a), or from an individual retirement account which is attributable solely to a rollover contribution within the meaning of Code Section 408(d)(3), may be rolled over into this Plan by any Eligible Employee. A rollover contribution shall be credited to a Rollover Account established for such Eligible Employee in accordance with rules which the Committee shall prescribe from time to time. Any rollover contributions in accordance with this Section, which shall be in cash, shall not be subject to distribution except as expressly provided under the terms of this Plan.

               (b) An Eligible Employee who makes a rollover contribution to the Plan prior to the date such individual satisfies the eligibility and participation requirements of Article III (Eligibility and Participation) shall generally be treated as a Participant for purposes of the Plan provisions relating to the maintenance, valuation, investment and distribution of Accounts; provided, however, such Eligible Employee shall not be treated as an Active Participant for purposes of eligibility to receive an allocation of any Company Contributions under the Plan prior to the date such individual actually becomes an Active Participant in the Plan.

               (c) The Committee or its delegate shall establish such procedures, and may require such information from the Eligible Employee, as it deems necessary or appropriate to determine that a proposed transfer hereunder will satisfy the requirements of the Code. Notwithstanding any other provision in this Plan, the Committee or its delegate shall not be required to permit any amount from any other plan to be transferred to or held under this Plan if the Committee or its delegate determines, in its sole discretion, that acceptance of any such amount may adversely affect the continued qualification of this Plan under Code Section 401 (a).

               (d) In the event that amounts have been transferred to the Trustee and credited to the Trust Fund pursuant to this Section 5.8 and the Committee or its delegate subsequently learns that such amounts should not properly have been so transferred and credited, the Committee or its delegate shall take whatever action it deems appropriate to prevent such transfers from affecting the qualification of the Plan under Section 401 (a).

          5.9.  Reemployment Rights After Qualified Military Service.
                ----------------------------------------------------

               (a) Solely for purposes of this Section 5.9, the following definitions shall apply:

                    (i) "Qualified Military Service" shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States
Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

                    (ii)  "Basic Compensation" shall mean

                    (A) Basic Compensation the Employee would have received during such individual's period of Qualified Military Service if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from any Times Mirror Employer but for absence during such individual's period of Qualified Military Service, or

                    (B) If the Basic Compensation the Employee would have received during such individual's period of Qualified Military Service was not reasonably certain, the Employee's average Basic Compensation from all Times Mirror Employers during the 12-month period immediately preceding the Qualified Military Service (or, if less, the period of employment immediately preceding the Qualified Military Service).

               (b) A Participant who incurs a Severance as a result of Qualified Military Service and returns to employment with a Participating Company at any time after December 12, 1994, may elect during the period described in subsection (c) to make additional deferrals to such individual's Deferral Account and contributions to such individual's After-Tax Account under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.

               (c) The period determined under this subsection shall be the period which begins on the date of the Employee's reemployment with the Company after such individual's Qualified Military Service that extends until the lesser of:

                    (i) the product of three (3) times the period of Qualified Military Service, or

                    (ii)  five (5) years.

               (d) The amount described in this subsection is the maximum amount of deferrals to the Participant's Deferral Account and contributions to such individual's After-Tax Account that the Participant would have been permitted to make in accordance with the limitations described in subsection
(f)(i) during the Participant's period of Qualified Military Service if the Participant had continued to be employed by a Participating Company as an Eligible Employee during such period and received Basic Compensation. Proper adjustment shall be made for any contributions actually made during the Participant's period of Qualified Military Service.

               (e) If the Participant elects to make deferrals to his or her Deferral Account and/or contributions to his or her After-Tax Account under subsection (b), the Participating Company shall make such a matching contribution to such individual's Company Matching Account with respect to such deferrals and/or contributions as would have been required under the Plan had such deferrals and/or contributions actually been made during the period of such Qualified Military Service.

               (f) If any deferral or contribution is made by a Participant or a Participating Company pursuant to this Section,

                    (i) such deferral or contribution shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other deferrals, contributions or benefits under the Plan or any other plan, with respect to the Plan Year in which the deferral or contribution is made,

                    (ii) such deferral or contribution shall be subject to the limitations described in paragraph (i) with respect to the Plan Year to which the deferral or contribution relates in accordance with the rules prescribed by the Secretary of the Treasury,

                    (iii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401
(m), 410(b) or 416 by reason of the making of (or the right to make) such deferral or contribution.

               (g) The Company shall not credit earnings on any deferral or contribution made under this Section before such deferral or contribution is actually made.

               (h) A Participant reemployed under subsection (b) shall be treated as not incurring a Break in Service Year by reason of such individual's period of Qualified Military Service. Any such Participant shall be credited with Hours of Service for such individual's period of Qualified Military Service in accordance with the equivalency set forth in Section 2.3 (Equivalencies for Hours of Service) and, for purposes of determining any such Participant's Years of Eligibility and Vesting Service under this Plan, such Hours of Service shall be credited to the calendar years in which the Qualified Military Service was performed.

                                  ARTICLE VI.

                              COMPANY CONTRIBUTIONS

          6.1.  Company Contributions. Subject to the requirements and
                ---------------------
restrictions of this Article VI (Company Contributions) and Articles V (Participant Deferrals and Contributions), XIII (Limitations on Allocations), and XVI (Top-Heavy Provisions), and subject also to the amendment or termination of the Plan or the suspension or discontinuance of contributions as provided herein, the Participating Companies shall contribute to the Trust Fund as follows:

               (a) The Participating Companies shall contribute an amount for allocation to each Active Participant's Basic Deferral Account that is equal to the amount of Basic Compensation deferred by the Active Participant pursuant to
Section 5.1(a) that is subject to Section 5.1(b) (Participant Deferrals) and which qualifies for tax treatment under Code Section 401(k).

               (b) The Participating Companies shall contribute an amount for allocation to each Active Participant's Supplemental Deferral Account that is equal to the amount of Basic Compensation deferred by the Active Participant pursuant to Section 5.1(a) that is subject to Section 5.1(c) (Participant Deferrals) and which qualifies for tax treatment under Code Section 401(k).

               (c) The Company Contributions made by the Participating Companies pursuant to the provisions of Subsections (a) and (b) hereof shall be transmitted to the Trustee within the time prescribed by Regulations Section 2510.3-102 of ERISA.

               (d) The Participating Companies shall contribute an amount for allocation to each Participant's Company Matching Account which is equal to of fifty percent (50%) of the Basic Deferrals deferred by the Participant while an Active Participant pursuant to Section 5.1(a) and subject to Section 5.1(b) (Participant Deferrals), determined after adjustments or reallocations under
Article V (Participant Deferrals and Contributions) or XIII (Limitations on Allocations). Such Company Matching Contributions shall be allocated to such individual's Company Matching Account as soon as practicable after the Payroll Date with respect to which the corresponding Basic Deferrals were made, but in no event later than 30 days after the end of the Plan Year in which the Payroll Date falls.

          6.2.  Exclusive  Benefit.  Except to the extent and under the
                ------------------
circumstances permitted from time to time by the law governing the requirements applicable to qualified plans within the meaning of Section 401 of the Code (or any successor provision), none of the assets held by the Trustees under this Plan shall ever revert to any Participating Company or otherwise be diverted to purposes other than the exclusive benefit of the Plan Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing:

               (a) In the case of a Participating Company contribution which is made by a mistake of fact, that contribution (and any income allocable to such contribution) may be returned to the Participating Company within one (1) year after it is made.

               (b) All Participating Company contributions are hereby conditioned upon the Plan initially satisfying all of the requirements of Code
Section 401(a). If the Plan does not initially qualify; at The Times Mirror Company's written election, the Plan or any portion thereof may be revoked and any or all such contributions with respect to the portion revoked may be returned to the affected Participating Company within one (1) year after the date of denial by the Internal Revenue Service of the initial qualification of the Plan. Upon such a revocation, the affairs of the Plan and Trust shall be terminated and wound up as The Times Mirror Company shall direct.

               (c) All contributions to the Trust Fund are conditioned on deductibility under Code Section 404. In the event a deduction is disallowed for any such contribution, such contribution shall be returned to the affected Participating Company.

               (d) In the case of the reversion of Participating Company contributions pursuant to Subsection 6.2(b) or (c) (Exclusive Benefit), earnings attributable to such contributions are not returnable and any losses must reduce the amount returnable.

          6.3.  Company, Committee and Trustee Not Responsible for Adequacy of
                --------------------------------------------------------------
Trust Fund. Neither the Committee, any delegate thereof, the Trustee nor any
----------
Participating Company shall be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Committee, any delegate thereof, the Trustee nor any Participating Company shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Except as required under the Plan or Trust or under Part 4 of Subtitle 6, Title I of ERISA, no Participating Company shall be responsible for any decision, act or omission of the Trustee, the Committee, any delegate thereof, or the Investment Manager (if applicable), or responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

               (a) For each Plan Year, the Average Contribution Percentage with respect to Eligible Employees who are Highly Compensated Employees for the current Plan Year, shall be

                    (i)   not more than 125 percent of, or

                    (ii)  (to the extent allowed by regulations under Code
Section 401(m)(9)) not more than two percentage points higher than, and not more than twice,

the Average Contribution Percentage for the preceding Plan Year with respect to Eligible Employees who are not Highly Compensated Employees for the preceding Plan Year (using the definition of such term that was in effect during such preceding Plan Year), or such other amount as may be required by Treasury Regulations under Code Section 401(m)(9). The Committee may elect to apply the Average Contribution Percentage for the group of Eligible Employees who are not Highly Compensated Employees based on the current Plan Year rather than the preceding Plan Year, except if such election is made, it may not be changed except as provided by the Secretary of the Treasury; provided, however, if the Administrator elects to use the current year data for the Plan Year beginning January 1, 1997, it may apply the prior year's data for the Plan Year beginning January 1, 1998 without receiving approval from the Secretary.

               (b) For purposes of this Article VI (Company Contributions), the following definitions shall apply:

                    (i) "Average Contribution Percentage" means, with respect to a group of Eligible Employees for a Plan Year, the average of the Contribution Percentage, calculated separately for each Eligible Employee in such group.

                    (ii) The "Contribution Percentage" means for any Eligible Employee the percentage determined by dividing the sum of 401(m) Contributions under the Plan on behalf of each Eligible Employee for such Plan Year, by such Eligible Employee's Testing Compensation for such Plan Year in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(m). An after-tax contribution shall be taken into account for a Plan Year if it is paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year. A matching contribution shall be taken into account for a Plan Year only if it is (A) made on account of an Active Participant's Participant Deferrals or after-tax contributions for the Plan Year; (B) allocated to the Active Participant's Matching Contributions Account during that Plan Year and (C) actually paid to the Trust no later than the end of the twelve (12) month period immediately following the Plan Year to which the contribution relates. To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), Participant Deferrals on behalf of an Eligible Employee may also be taken into account for purposes of calculating the Contribution Percentage of such Eligible Employee, but shall not otherwise be taken into account. However, if matching contributions are taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee for Plan Year under Section 5.3 (Deferral Percentage Fail-Safe Provisions), then such matching contributions shall not be taken into account under this Section.

                    (iii) "Eligible Employee," for purposes of this Section, means any Eligible Employee directly or indirectly eligible to contribute to the Plan, including any otherwise Eligible Employee during a period of suspension due to a Hardship withdrawal, if any, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k).

                    (iv) "401(m) Contributions" shall mean any Company Matching Contributions, or Employee after-tax contributions, as defined in regulations under Section 401(m) of the Code, under the Plan for the applicable Plan Year.

               (c) In order to achieve the result described in Subsections (a) and (d) (and notwithstanding Section 6.1 (Company Contributions), as of the end of each Plan Year, the Committee shall take or cause to be taken any of the following actions, in the order selected by the Committee, (but after application of Section 5.3 (Deferral Percentage Fail-Safe Provisions)) and to the extent necessary:

                    (i) The Committee may elect for any Plan Year to apply an alternate definition of Testing Compensation; provided, however, that such definition shall satisfy the requirements of Code Sections 401(a)(17) and 414(s) and the Regulations thereunder.

                    (ii) Allocations to Deferral Accounts shall be taken into account for purposes of calculating the Average Contribution Percentage.

                    (iii) Prior to the end of the following Plan Year, the amount of excess aggregate contributions within the meaning of Reg. Section 1.401(m)-l(f)(8) (and any income thereon earned to the earlier of the date of distribution (or forfeiture) or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method. To the extent Vested, (and, with respect to matching contributions, in conformity with Treas. Reg. Section 1.401(m)-l(e)(4)), this amount shall then be distributed to the affected Highly Compensated Employees and, to the extent not Vested, shall be forfeited and reapplied under Section
8.5 (Forfeitures).

               (d) If the limitation set forth in Section 5.3(a)(ii) (Deferral Percentage Fail-Safe Provisions) is utilized for any Plan Year, the limitation of subsection (a)(ii) shall not also be used for such Plan Year, and vice versa, except as provided in Section 5.3(d) (Deferral Percentage Fail-Safe Provisions).

               (e) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code.

               (f) For the purposes of this Section, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee under two (2) or more Code Section 401(a) plans of the Participating Company or another Times Mirror Employer to the extent required by Code Section 401(m), shall be determined in a manner taking into account the participant contributions and matching contributions for such Eligible Employee under each of such plans.

               (g) The determination of the Contribution Percentage of any Participant shall be made after first applying the provisions of Section 13.5 (Adjustments for Excess Annual Additions), then applying the provisions of
Section 5.4 (Provision for Return of Annual Participant Deferrals in Excess of the Deferral Limitation), then applying the provisions of Section 5.3 (Deferral Percentage Fail-Safe Provisions).

               (h) The Committee shall not be liable to any Highly Compensated Employee (or such individual's Beneficiary, if applicable) for any losses caused by misestimating the amount of any excess 401(m) Contributions on behalf of a Highly Compensated Employee and the income attributable to such excess.

                    (i) To the extent required by regulations under Section 401(m) or 415 of the Code, any 401(m) Contributions in excess of the limitations of Section 6.4 (Contribution Percentage Fail-Safe Provisions) forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under
Article XIII (Limitations on Allocations) for the Plan Year for which the excess contribution was made, notwithstanding such forfeiture or distribution.

                                  ARTICLE VII.

                      PARTICIPANT ACCOUNTS AND ALLOCATIONS

          7.1.  Determination of Investment Fund Values.
                ---------------------------------------

                As of each Valuation Date, the Committee (or its delegate) shall determine the fair market value of each asset in each Investment Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of any Plan Year shall be considered to remain unchanged until the end of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling price on the Valuation Date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

          7.2.  Account Values.
                --------------

                The balance of a Participant's Accounts on any Valuation Date shall equal the sum of the values determined for each Account on such Valuation Date increased by investment gains, interest on Participant loan repayments, contributions and deferrals subsequently made to the Plan, or required to be made to the Plan on behalf of such Participant under Section 5.5 (After-Tax Contributions) and Section 6.1 (Company Contributions), and diminished by investment losses, distributions or withdrawals since such Valuation Date.

          7.3.  Valuation of Accounts Upon Distributions or Withdrawals.
                -------------------------------------------------------

               (a) The Valuation Date used to determine the Vested value of a Participant's Accounts for purposes of any distribution, withdrawal or Participant loan under the Plan, other than a Hardship withdrawal, shall be the Valuation Date coincident with or next following the Participant's completed request (including any supplementary documentation, such as spousal consent, proof of death, etc. as may be required under the Rules of the Plan) for a distribution or withdrawal depending upon the time of day of such request.

               (b) The Valuation Date used to determine the Vested value of a Participant's Accounts for purpose of a Hardship withdrawal under Section 8.4(f) (In-Service Withdrawals) shall be the Valuation Date coincident with or next following the approval of the Participant's request for the withdrawal depending upon the time of day of such approval.

          7.4.  Stock Dividends, Splits, Recapitalizations, Etc.
                -----------------------------------------------

               (a) Any Company Stock received by the Trustee as a result of a reorganization or other recapitalization of The Times Mirror Company shall be allocated during the calendar month in which the date of such reorganization or recapitalization occurs in the same manner as the Company Stock to which it is attributable is then allocated.

               (b) All stock dividends, stock received as the result of a stock split, and cash dividends paid to the Trustee with respect to the Company Stock in the Trust Fund shall be allocated during the calendar month in which the dividend is declared or the stock split occurs, as applicable, in the same manner as the Company Stock to which it is attributable is then allocated.

          7.5.  Stock Rights, Warrants or Options.
                ---------------------------------

               (a) In the event any rights, warrants or options are issued on Company Stock held in the Trust Fund, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Committee and to the extent that cash is then available in the Trust Fund.

               (b) Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under this Plan.

               (c) Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Committee, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants or options were issued.

          7.6. Treatment of Accounts Upon Termination of Employment. Upon a
               ----------------------------------------------------
Participant's termination of employment, pending distribution of such Participant's Distributable Benefit pursuant to Article VIII (Vesting; Payment of Plan Benefits), such individual's Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan.

          7.7. Accounting Procedures. In order to account for each Participant's
               ---------------------
interest in the Trust Fund, there shall be established for each such Participant each of the Accounts set forth in Section 1.1 (Accounts) to the extent such individual has an interest in the Plan allocable to a particular Account. All Accounts shall be divided into one or more subaccounts to reflect the particular Account's participation in different Investment Funds. The Committee or its delegate and the Trustee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article VII (Participant Accounts and Allocations). From time to time the Committee or its delegate and Trustee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts or subaccounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article VII (Participant Accounts and Allocations).

                                 ARTICLE VIII.

                        VESTING; PAYMENT OF PLAN BENEFITS

          8.1.  Vesting.
                -------

               (a) Each Participant shall at all times have a one hundred percent (100%) Vested interest, within the meaning of Code Section 411 and ERISA
Section 203, in such Participant's Accounts, other than such individual's Company Matching Account. Each Participant shall have a one hundred percent (100%) Vested interest, within the meaning of Code Section 411 and ERISA Section 203, in such Participant's Company Matching Account when such individual has completed three (3) Years of Vesting Service. Notwithstanding the foregoing, a Participant shall have a one hundred percent (100%) Vested interest in such individual's Company Matching Account, within the meaning of Code Section 411 and ERISA Section 203, upon attainment while an Employee of such individual's Normal Retirement Date, or in the event of his or her death or Disability while an Employee. No individual shall be considered "Vested" under this Plan unless such individual is an Employee of a Participating Company after the Starting Date of such Participating Company.

               (b) Notwithstanding the foregoing provisions of this Section 8.1, as a result of certain transactions affecting The Times Mirror Company and certain Participating Companies, certain Participants shall have a one hundred percent (100%) Vested interest in their Company Matching Accounts as follows:

                    (i) Effective July 1, 1993, Participants who were Employees of KTVI-TV, Inc. or WVTM-TV, Inc. shall become fully Vested in their Company Matching Accounts;

                    (ii) Effective January 4, 1994, Participants who were Employees of KDFW-TV, Inc. or KTBC-TV, Inc. shall become fully Vested in their Company Matching Accounts;

                    (iii) Effective December 31,1994, Participants who were Employees of Times Mirror National Marketing, Inc. shall become fully Vested in their Company Matching Accounts; and

                    (iv) Effective February 1, 1995, Participants who were Employees of Times Mirror Cable Television, Inc. as of September 1, 1994 shall become fully Vested in their Company Matching Accounts.

                    (v) Effective October 15, 1996, Participants who were Employees of Times Mirror Higher Education Group, Inc. as of such date, including those Participants whose employment was transferred from Mosby-Year Book, Inc. to Times Mirror Higher Education Group, Inc. as of such date, shall become fully Vested in their Company Matching Accounts.

                    (vi) Effective January 10, 1997, Participants who were Employees of CRC Press, Inc. as of such date shall become fully Vested in their Company Matching Accounts.

                    (vii) Effective May 14, 1997, Participants who are Employees of Harry N. Abrams, Incorporated as of such date shall become fully Vested in their Company Matching Accounts.

                    (viii) Effective September 19, 1997, Participants who are Employees of National Journal, Inc. as of such date shall become fully Vested in their Company Matching Accounts.

                    (ix) Effective July 31, 1998, Participants who are Employees of Matthew Bender & Company, Inc. as of such date shall become fully Vested in their Company Matching Accounts.

                    (x) Effective October 9, 1998, Participants who are Employees of Mosby, Inc. as of such date shall become fully Vested in their Company Matching Accounts.

               (c) Notwithstanding the foregoing provisions of this Section 8.1, any Participant who (i) was an Employee of Mosby-Year Book, Inc. on February 14, 1997, (ii) accepted benefits under the temporary Enhanced Severance Program sponsored by Mosby-Year Book, Inc., and (iii) incurred a Severance of employment in accordance with the terms of such temporary Enhanced Severance Program, shall have a one hundred percent (100%) Vested interest in such individual's Company Matching Account as of such individual's Severance Date.

          8.2. Distribution Upon Severance of Employment. Upon Severance of
               -----------------------------------------
employment with all Times Mirror Employers for any reason other than death (including Severance on account of attainment of Early or Normal Retirement Date or Disability), a Participant shall be entitled to a distribution of such individual's Distributable Benefit. Such distribution shall equal the balance of such Participant's Accounts, as determined under Section 7.3 (Valuation of Accounts Upon Distributions or Withdrawals), and shall be paid as follows:

               (a) If, at the time of the Participant's Severance, such individual's Distributable Benefit as described in Section 8.1 (Vesting) is less than thirty-five hundred dollars ($3,500), the Committee or its delegate shall direct the Trustee to distribute to such Participant, or designated Beneficiary or Beneficiaries if applicable, in cash, in one lump sum payment, the amount of such Participant's Distributable Benefit.

               (b) If such Participant's Distributable Benefit is greater than thirty-five hundred dollars ($3,500), or has ever exceeded thirty-five hundred dollars ($3,500), distribution shall be made or shall commence as soon as administratively practicable following (i) the Participant's Severance Date, and
(ii) receipt by the Committee of the consent of the Participant to the distribution (or, to the extent required for the balance held in a Prior Plan Account, if any, the written consent of the Participant and his or her Spouse in accordance with the provisions of Code Section 401(a)(11) and the regulations promulgated thereunder). If a Participant (or the Participant and his or her Spouse, as applicable) fails to consent to distribution of the Participant's Distributable Benefit prior to the ninety (90) day period ending on the date the Participant's Distributable Benefit first becomes payable, such Participant shall be deemed to have made an election to defer distribution to the earlier of: (i) the Participant's Normal

Retirement Date or (ii) the Participant's submission to the Committee of a request for distribution.

               (c) Notwithstanding the provisions of Subsections (a) and (b) hereof, effective January 1, 1998, references to thirty-five hundred dollars ($3,500) in such Subsections (a) and (b) shall be amended to read: "five thousand dollars ($5,000)."

               (d) Any consent by a Participant under Subsection (b) hereof to receive distribution of the Participant's Distributable Benefit prior to Normal Retirement Date shall not be valid unless such consent is made both (i) after the Participant receives a written notice advising such individual of his or her right to defer distribution to Normal Retirement Date and (ii) within the ninety
(90) day period ending on the date the Participant's Distributable Benefit is paid. The notice to the Participant advising such individual of his or her right to defer distribution shall be given no less than thirty (30) nor more than ninety (90) days prior to the date the Participant's Distributable Benefit first becomes payable; provided, however, a Participant who has received such notice may make an affirmative election to receive or not to receive payment prior to the expiration of the thirty (30) day period.

               (e) If, at the time of distribution, the Participant is not Vested in his or her Company Matching Account under Section 8.1 (Vesting), then the balance of such Account shall be forfeited as of the earlier of: (i) the date such Participant receives a distribution of such individual's other Accounts under the Plan, or (ii) the date such individual incurs five (5) consecutive one (1) year Breaks in Service. If a Participant incurs a Severance prior to becoming Vested in any portion of his or her Company Matching Account under Section 8.1 (Vesting), a distribution shall be deemed to have occurred upon such individual's Severance Date for purposes of this Subsection. If such Participant resumes employment with a Times Mirror Employer before he or she incurs five (5) consecutive one (1) year Breaks in Service, then such balance shall remain credited to his or her Company Matching Account, subject to the vesting provisions of this Plan, or, to the extent previously forfeited under
(i), above, the original dollar value of his Company Matching Account shall be restored in full to such individual's Company Matching Account.

          8.3.  Distribution Upon Death.
                -----------------------

               (a) Upon the death of a Participant while employed with a Times Mirror Employer, the Committee or its delegate shall direct the Trustee to make a distribution of the Participant's Distributable Benefit to the designated Beneficiary or Beneficiaries. Such distribution shall equal the balance of the Participant's Accounts determined under Section 7.3 (Valuation of Accounts Upon Distributions or Withdrawals) and shall be made as the Beneficiary or Beneficiaries may elect, as soon as practicable after Participant's death occurs but not later than is administratively practicable after the close of the Plan Year in which proof of the Participant's death is received and accepted by the Committee or its delegate.

               (b) Upon the death of a Participant after such individual's Severance of employment with all Times Mirror Employers, but prior to the distribution of such individual's entire Distributable Benefit, the Committee or its delegate shall direct the Trustee to make a distribution of the balance of the deceased Participant's Distributable Benefit to the designated

Beneficiary or Beneficiaries. The distribution shall equal the nonforfeitable balance of the Participant's Accounts, as determined under Section 7.3 (Valuation of Accounts Upon Distributions or Withdrawals) as of the date of distribution, and shall be made as the Beneficiary or Beneficiaries may elect, as soon as practicable after the Participant's death occurs but not later than is administratively practicable after the close of the Plan Year in which proof of the Participant's death is received and accepted by the Committee or its delegate.

               (c) The Committee or its delegate, or the Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or its delegate, or the Trustee, may determine necessary or appropriate in order to establish the fact of death of a deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII (Vesting; Payment of Plan Benefits).

               (d) Notwithstanding any other provision in the Plan to the contrary, a Participant's entire interest must be distributed no later than five
(5) years after the Participant's death unless the Committee has received no notice of Participant's death.

          8.4.  In-Service Withdrawals.
                ----------------------

               (a) Except as provided in Sections 8.11 (Commencement of Distributions), 8.13 (Distribution Upon Disposition of Assets or Subsidiary) and
8.14 (Special Distribution Provision for Times Mirror National Marketing, Inc. Participants), a Participant may not under any circumstances withdraw any amount from his or her PAYSOP Account prior to incurring a Severance.

               (b) Prior to incurring a Severance, a Participant may make withdrawals from his or her After-Tax Account in accordance with the Rules of the Plan.

               (c) A Participant who has previously withdrawn all amounts from his or her After-Tax Account, if any, as provided in Subsection (b) hereof, and has a zero balance in such Account may withdraw amounts from his or her Rollover Account in accordance with the Rules of the Plan. Notwithstanding the foregoing, amounts held in such Rollover Account shall be not subject to withdrawal prior to September 1, 1990 unless the Participant had either completed sixty (60) months of participation in such other plan or the amounts proposed to be withdrawn had been held in such other plan and this Plan for an aggregate period of at least two (2) years.

               (d) A Participant who has completely withdrawn all amounts, if any, from both such individual's After-Tax and Rollover Accounts which may be withdrawn subject to the limitations set forth in Subsections (b) and (c) hereof may withdraw amounts from his or her Prior Plan Account A in accordance with the Rules of the Plan and, to the extent required for any portion of the balance held in such Account, with the written consent of the Participant and his or her Spouse in accordance with the provisions of Code Section 401(a)(11) and the regulations promulgated thereunder.

               (e) A Participant who has completely withdrawn all amounts, if any, from such individual's After-Tax, Rollover and Prior Plan Account A which may be withdrawn subject to the limitations set forth in Subsections (b), (c) and (d) hereof and who has attained age fifty-nine and one-half (59 1/2), may withdraw Participant Deferrals, Company Matching

Contributions, to the extent such individual is Vested in such amounts, and other employer contributions, if any, from such individual's Accounts in accordance with the Rules of the Plan. Withdrawals pursuant to this Subsection
(e) shall be made first from Company Matching Contributions, including earnings thereon, credited to the Participant's Company Matching Account, to the extent of the Participant's Vested interest therein as provided in Section 8.1 (Vesting), then from Participant Deferrals, including earnings thereon, credited to the Participant's Supplemental Deferral Account, then from Participant Deferrals, including earnings thereon, credited to such Participant's Basic Deferral Account, and, finally from Prior Plan Account B.

               (f) A Participant who has completely withdrawn all amounts, if any, from such individual's After-Tax, Rollover and Prior Plan Account A which may be withdrawn subject to the limitations set forth in Subsections (b), (c) and (d) hereof, may withdraw Participant Deferrals, Company Matching Contributions, to the extent such individual is Vested in such amounts, and other employer contributions, if any, from such individual's Accounts in the event of Hardship in accordance with this Subsection (f) and the Rules of the Plan. Withdrawals pursuant to this Subsection (f) shall be made first from Company Matching Contributions, including earnings thereon, credited to the Participant's Company Matching Account, to the extent of the Participant's Vested interest therein as provided in Section 8.1 (Vesting), then from Participant Deferrals, excluding earnings thereon after December 31, 1988, credited to the Participant's Supplemental Deferral Account, then from Participant Deferrals, excluding earnings thereon after December 31, 1988, credited to such Participant's Basic Deferral Account, and, finally, from Prior Plan Account B. A withdrawal may be made on account of Hardship only if the Participant's immediate and heavy financial need is described in Subparagraphs
(i) through (v) of Section 1.45(a) (Hardship) and all of the following requirements are satisfied:

                    (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.

                    (ii) The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans, under this Plan and all other plans maintained by the Participating Company.

                    (iii) The Plan and all other plans maintained by the Participating Company limit the Participant's elective contributions for the Participant's taxable year immediately following the taxable year of the Hardship withdrawal to the deferral limitation under Section 402(g) of the Code for such taxable year minus the amount of such Participant's elective contributions for the taxable year of the Hardship withdrawal.

                    (iv) The Participant's Participant Deferrals under this Plan shall be suspended for a twelve (12) month period following receipt of the Hardship withdrawal, and any elective contributions and employee contributions under all qualified and nonqualified plans of deferred compensation maintained by the Participating Company of which such Participant is an Employee, including a stock option, stock purchase, or similar plans, or cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125, will be suspended under the terms of each such plan, or in accordance with the terms of an otherwise legally enforceable agreement, for a twelve (12) month period following receipt of the Hardship withdrawal. For purposes of the application of the foregoing rule, participation in any health or welfare plan, including one that is part of a cafeteria plan, shall not be subject to such suspension.

               (g) Disbursement of withdrawals shall be made in the form described in Section 8.6 (Form of Distributions and In-Service Withdrawals) as soon as practicable after the Participant's request in accordance with the Rules of the Plan.

               (h) Notwithstanding the foregoing provisions of this Section 8.4, a Participant may not under any circumstances withdraw any amount from his or her Accounts under this Plan on account of Hardship as provided in Section 8.4(f) that are attributable to assets transferred from The Dushkin Publishing Group, Inc. 401(k) and Profit Sharing Plan or the Aircraft Performance Unlimited 401(k) and Profit Sharing Plan.

          8.5. Forfeitures. Forfeitures arising during any Plan Year under
               -----------
Sections 8.2 (Distribution Upon Severance of Employment) shall be applied first to reinstate previously forfeited amounts in accordance with the provisions of Subsection 8.2(b) (Distribution Upon Severance of Employment). Forfeitures then remaining, if any, shall be applied as soon as practicable to reduce future Company Contributions under Section 6.1(d) (Company Contributions).

          8.6. Form of Distributions and In-Service Withdrawals. All
               -------------------------------------------------
distributions to a Participant or other Payee and in-service withdrawals by a Participant under this Plan shall be shall be made in one (1) lump sum cash payment, except as otherwise provided in this Section 8.6.

               (a) A Participant or other Payee may elect to receive a distribution of that portion of a Distributable Benefit attributable to the Participant's PAYSOP Account or the portion of such individual's Accounts invested in the Company Stock Fund in the form of whole shares of Company Stock plus cash equal to the value of fractional shares. Such Company Stock shall be distributed from a Participant's Accounts in accordance with the Account hierarchy established by the Committee or its delegate. The number of shares of Company Stock credited to any Participant's Accounts as of any Valuation Date shall also include any shares received after that date that were allocated under
Section 7.4 (Stock Dividends, Splits, Recapitalizations, Etc.) prior to such date by reason of a stock split, dividend, etc.

               (b) If more than one class of Company Stock has been allocated to the Participant's PAYSOP Account or the portion of such individual's Accounts invested in the Company Stock Fund, the Participant or other Payee must receive substantially the same proportion of each such class of Stock, i.e., a pro rata distribution of each such class. The rule in the preceding sentence shall not apply to the extent that the Participant or other Payee elects, pursuant to the Rules of the Plan, to receive the distribution of different classes of stock in a form other than a pro rata distribution. The rules of this Section 8.6(b) shall be applied by the Committee or its delegate in a manner consistent with the provisions of Code Section 409.

               (c) To the extent any portion of a Participant's Accounts is invested in Cox Stock as of a Severance Date that occurs while an Employee of a Times Mirror Employer (but only to the extent so invested) such Participant shall have the right to request distribution of such portion in the form of whole shares of such stock, with fractional shares paid in cash.

               (d) Any in-service withdrawal from a Participant's Accounts shall be made in cash from the Investment Funds in which such Participant's Accounts are invested in accordance with the Account hierarchy established by the Committee or its delegate. Notwithstanding the foregoing, effective for in-service withdrawals made after December 31, 1995, on account of a Participant's attainment of age fifty-nine and one-half (59 1/2), all or a portion of such withdrawal may be taken in the form of Company Stock to the extent the Participant's Accounts are invested in Company Stock as of the date of distribution.

          8.7.  Election for Direct Rollover of Distributable Benefit to
                --------------------------------------------------------
Eligible Retirement Plan.
------------------------

               (a) Effective for distributions made after December 31, 1992, to the extent required by Section 401(a)(31) of the Code, a Participant whose Distributable Benefit becomes payable in an Eligible Rollover Distribution shall be entitled to make an election for a direct rollover of all or a portion of the taxable portion of such Distributable Benefit to an Eligible Retirement Plan. Any non-taxable portion of a Participant's Distributable Benefit shall be payable to the Participant, as provided in Section 8.6 (Form of Distributions and In-Service Withdrawals) above. For purposes of this Article VIII (Vesting; Payment of Benefits), a Participant who makes a direct rollover election in accordance with this Section 8.7 shall be deemed to have received payment of such individual's Distributable Benefit as of the date payment is made from the Plan.

               (b) A Participant's direct rollover election under this Section shall be made in accordance with the Rules of the Plan and shall specify the dollar or percentage amount of the direct rollover, the name and address of the Eligible Retirement Plan selected by the Participant and such additional information as the Committee or its delegate deems necessary or appropriate in order to implement the Participant's election. It shall be the Participant's responsibility to confirm that the Eligible Retirement Plan designated in the direct rollover election will accept the Eligible Rollover Distribution. The Committee or its delegate shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the Participant, and shall not be required to verify such information independently, unless it is clearly unreasonable not to do so.

               (c) At least thirty (30) days, but not more than ninety (90) days, prior to the date a Participant's Distributable Benefit first becomes payable, the Participant shall be given written notice of any right such individual may have to elect a direct rollover of such individual's Eligible Rollover Distribution; provided, however, a Participant who has received the direct rollover notice may waive the thirty (30) day requirement by making an affirmative election to make or not to make a direct rollover of all or a portion of such individual's Distributable Benefit.

               (d) If a Participant whose Distributable Benefit becomes payable in accordance with this Article VIII (Vesting; Payment of Benefits) fails to provide instructions to the Committee or its delegate within ninety (90) days after receipt of the direct rollover notice, or if the Committee or its delegate is unable to effect a rollover within a reasonable time after the election is filed with the Committee or its delegate due to failure of the Participant to take such actions as may be required by the Eligible Retirement Plan before it will accept the rollover, the Participant's Distributable Benefit shall be paid to such Participant, after withholding applicable income taxes.

               (e) To the extent required by Section 401(a)(31) of the Code, if all or a portion of a Participant's Distributable Benefit is payable to such Participant's surviving Spouse in an Eligible Rollover Distribution, or to a former Spouse in accordance with a "qualified domestic relations order," such surviving Spouse or former Spouse shall be entitled to a direct rollover of all or a portion of such distribution to an individual retirement account or an individual retirement annuity in accordance with the provisions of this Section.

          8.8.  Designation of Beneficiary.
                --------------------------

               (a) Each Participant shall have the right to designate or change such designation from time to time, on such form and in such manner as the Committee or its delegate may prescribe, a Beneficiary or Beneficiaries to receive such Participant's Accounts in the event of such individual's death before receipt of all amounts in such Accounts. If the Participant designates a Beneficiary who is not such individual's Spouse and has a Spouse on the date of death, no effect shall be given to the Beneficiary designation unless such Spouse has consented to and acknowledged the effect of such election, and such consent was witnessed by a notary public, or a Plan representative (if determined appropriate by the Committee or its delegate). Notwithstanding this consent requirement, if the Participant warrants to the Committee or its delegate that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located (or for such other reasons as regulations may permit), and also indemnifies (pursuant to procedures established by the Committee or its delegate and uniformly applied) the Plan against any breach of such warranty, a designation without spousal consent may be deemed by the Committee or its delegate to be qualified. Pursuant to Section 8.10 (Requirement of Releases), the Committee or its delegate may establish the need to obtain releases to prevent or avoid any conflict or multiplicity of claims with respect to the payment of any benefits under this Plan.

               (b) If a deceased Participant who is survived by a Spouse has designated such Spouse as Beneficiary, or has failed to designate a Beneficiary, or if the Committee or its delegate shall be unable to locate any designated Beneficiary after reasonable efforts have been made, or if for any reason all or part of the designation shall be legally ineffective, or if any Beneficiary shall have predeceased the Participant without the Participant's effectively designating a successor Beneficiary, any portion of a distribution required to be made under the provisions of this Plan not covered by a valid designation shall be made to the Participant's Spouse.

               (c) If a deceased Participant who does not have a Spouse on the date of death shall have failed to designate a Beneficiary, or if the Committee or its delegate shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason all or part of the designation shall be legally ineffective, or if a Beneficiary shall have predeceased the Participant without the Participant's effectively designating a successor Beneficiary, any portion of a distribution required to be made under the provisions of this Plan not covered by a valid designation shall commence within one year after the Participant's death (to the extent the Committee or its delegate has received notice of Participant's death) to the person or persons included in the highest priority category among the following, in order of priority:

                    (i) The Participant's surviving children, including adopted children;

                    (ii)  The Participant's surviving parents; or

                    (iii) The Participant's estate.

The determination by the Committee or its delegate as to which persons, if any, qualify within the foregoing categories shall be final and conclusive upon all persons. Notwithstanding the preceding provisions of this Subsection (c), distribution made pursuant to this Subsection (c) shall be made to the Participant's estate if the Committee or its delegate so determines in its discretion.

               (d) In the event that the deceased Participant was not a resident of California at the date of death, the Committee or its delegate, in its discretion, may require the establishment of ancillary administration in California or in the state in which are located the headquarters of the Participating Company for which the Participant was an Employee. In the event that a Participant shall predecease such individual's Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the Plan, the distribution shall be payable in the same order of priority categories as set forth above but determined with respect to the Beneficiary, subject to the same provisions concerning non-California residency, the unavailability of an estate representative and/or the absence of administration of the Beneficiary's estate as are applicable on the death of the Participant.

          8.9. Facility of Payment. If any Payee under the Plan is a minor or if
               -------------------
the Committee or its delegate reasonably believes that any Payee is legally incapable of giving a valid receipt and discharge for any payment due to such Payee, the Committee or its delegate may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the Payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the Payee. Any payment shall be a payment from the Accounts in which the Payee has an interest and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the Payee.

          8.10. Requirement of Releases.
                -----------------------

If, in the opinion of the Committee or its delegate, any present or former Spouse of a Participant shall by reason of the law of any jurisdiction appear to have any interest in the benefits that might, but for the designation under
Section 8.8 (Designation of Beneficiary) of a person other than the Spouse as Beneficiary, be or become payable to the Spouse, the Committee or its delegate may, as a condition precedent to the making of a Beneficiary designation, or the revocation of a designation, or as a condition of the continued effectiveness of any designation or revocation of designation, require such written release or releases, or such other proof in lieu thereof, as in its discretion it shall determine to be necessary, desirable or appropriate either to prevent or avoid any conflict or multiplicity of claims with respect to the payment of any benefits under this Plan.

          8.11. Commencement of Distributions.
                -----------------------------

               (a) Except as otherwise described below, distribution of benefits will begin no later than is administratively practicable after the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's sixty-fifth (65th) birthday; (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or
(iii) the date of the termination of the Participant's employment with all Times Mirror Employers.

               (b) Notwithstanding the provisions of Subsection (a) hereof, distributions to Participants shall be made in the form described in Section 8.6 (Form of Distributions and In-Service Withdrawals) not later than the following dates:

                    (i) If the Participant is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which such individual attains age 70 1/2, the later of: (A) the April 1 following the calendar year in which such Participant's Severance occurs, or (B) the April 1 following the calendar year in which such individual attains age 70 1/2; or

                    (ii)  If the Participant is a Five Percent Owner, the
April 1 following the calendar year in which such individual attains age 70 1/2, except as provided in Subsection (d) hereof.

               (c) The Committee may permit, by Rule of the Plan of general applicability, any Participant described in Subsection (b)(i) who has attained age 70 1/2, has not incurred a Severance and was required to receive one or more distributions of his or her Accounts by December 31, 1996 because such individual had reached the "required beginning date," as the term was defined under Code Section 401(a)(9) prior to January 1, 1997, to elect that such distributions cease until resumption is otherwise required under the Plan; provided, however, that any election to cease a distribution which is subject to the requirements of Code Sections 401(a)(l 1) and 417 shall satisfy the requirements of Internal Revenue Service Notice 97-75 Q/A-7 and 8.

               (d) Notwithstanding the provisions of Subsection (b), for a Participant who is a Five Percent Owner, has not incurred a Severance and has made an election permitted under Code Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, the date referred to in Subsection (b)(ii) shall be the later of the April 1 following the calendar year in which such Participant's Severance occurs or the April 1 following the calendar year in which such individual attains age 70 1/2.

          8.12. Transferred Accounts.
                --------------------

               (a) In the event amounts are transferred to this Plan from the qualified plan of another employer on behalf of Employees pursuant to Section 414(1) of the Code, such amounts shall be held and separately accounted for in Prior Plan Accounts under this Plan in accordance with the original source of such funds under the terms of the transferor plan. Affected Employees shall be treated as Participants with respect to such Prior Plan Accounts for all purposes under this Plan except that no contributions shall be allocated to such Employees with respect to such Accounts and except as provided in Section 8.4(h) (In-Service Withdrawals).

               (b)  All optional forms of benefit, within the meaning of
Section 41l(d)(6) of the Code, applicable to any such transferred amounts under the terms of the plan from which such amounts were transferred, shall be preserved in accordance with Section 411(d)(6) of the Code and the regulations promulgated thereunder and, to the extent applicable to any portion of any such Prior Plan Account, the rules of Sections 401(a)(11) and 417 of the Code and the regulations promulgated thereunder are by this reference incorporated herein.

          8.13. Distribution Upon Disposition of Assets or Subsidiary.
                -----------------------------------------------------

                In the event of the disposition by the Participating Company of which a Participant is an Employee of (i) substantially all of the assets used by such Participating Company in a trade or business or (ii) such Participating Company's interest in a subsidiary, within the meaning of and in accordance with the provisions of Code Section 401(k)(10) and the regulations promulgated thereunder, such Participant shall be entitled to a distribution of his or her Distributable Benefit in the same manner provided under Section 8.2 (Distribution Upon Severance of Employment).

          8.14. Special Distribution Provision for Times Mirror National
                --------------------------------------------------------
Marketing, Inc. Participants.
----------------------------

                Effective December 31,1994, Participants who were employees of Times Mirror National Marketing, Inc. on that date shall be entitled to a distribution of their PAYSOP Account balances in the same manner provided under
Section 8.2 (Distribution Upon Severance of Employment).

          8.15. Loans to Participants.
                ---------------------

               (a) An Eligible Employee ("Borrower") may borrow against such individual's Accounts (except PAYSOP Accounts) with the approval of the Committee (or its delegate) in accordance with the provisions of subsection (b).

               (b) The Committee (or its delegate) shall establish by Rules of the Plan the requirements for loans from the Trust Fund and conditions therefor. Such Rules of the Plan shall be consistent with the following requirements:

                    (i) The Borrower must be a "party in interest" within the meaning of ERISA Section 3(14) on the date the loan is made.

                    (ii) Loans shall not be made available to an individual who is an owner-employee (as defined in Code Section 401(c)(3)) of any Times Mirror Employer or a shareholder-employee (as defined in Code Section 1379(d)) of any Times Mirror Employer or a member of the family (as defined in Code Section 267(c)(4)) of an owner-employee or shareholder-employee.

                    (iii) The minimum amount which a Borrower may borrow at any one time under this Section is $500.00.

                    (iv) The maximum amount which a Borrower may borrow from the Trust Fund shall be an amount which when added to the outstanding balance of all other loans from the Plan and from other qualified plans of the Company or a Company Affiliate does not exceed the lesser of:

                    (A) $50,000 reduced by the amount of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which the loan is made; or

                    (B) One-half (1/2) of the Vested interest in all of such individual's Accounts.

Notwithstanding the foregoing, no amount credited to a Participant's PAYSOP Account may be the subject of any loan under this Section 8.15.

                    (v) A Borrower may not have more than two loans outstanding at any time.

                    (vi) Loan repayments must be made through payroll deduction authorized by Borrower with respect to the Participating Company that employs him or her except that (A) a loan may be paid off in full at any time and (B) a loan that is outstanding at a Participant's Severance Date may, at the election of such Participant, continue to be repaid by such Participant in accordance with the then existing loan schedule (subject to the ability of such individual to pay off the loan in full at any time) so long as such Participants' Accounts remain undistributed, as provided in this Article VIII.

                    (vii) Such loans must be available to all Borrowers on a reasonably equivalent basis.

                    (viii) The Vested percentage of a Borrower's Accounts which is made available for borrowing shall not be higher for Participants who are Highly Compensated Employees, officers or shareholders than for other Borrowers.

                    (ix) Such loans shall be made upon promissory notes (or such other documents or communication as authorized by the Committee (or its delegate)) providing for substantially level amortization (with regular payments by payroll deduction each Payroll Date for a Participant or by direct payments if the Participant does not have a sufficient paycheck on any Payroll Date or if subsequent to a Participant's Severance Date, as provided in subparagraph (vi), above).

                    (x) Each such loan shall be secured by the lesser of the amount of the loan or one-half of the Vested interest in the Borrower's Accounts (except the Borrower's PAYSOP Account, if any), and such portion of the Borrower's Accounts which is credited after the date of the loan. For purposes of Article VIII (Vesting; Payment of Plan Benefits), the distributable balance of such Accounts shall be reduced by the unpaid balance of the loan secured by such Accounts.

                    (xi) Each such loan shall bear a reasonable interest rate, which shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Committee (or its delegate) may adopt a national or regional rate of interest for this purpose.

                    (xii) Each such loan shall be repaid within five years unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower, in which case such loan shall be repaid within thirty years.

                    (xiii) The promissory note on any such loan (or such other document or communication which evidences the loan) shall be an investment of the affected Accounts of the Borrower receiving such loan and not an investment of the Trust Fund generally.

                    (xiv) The Committee (or its delegate) shall allow a grace period for a Borrower to make delinquent installment payments on the Borrower's loan(s) under the Plan; provided, however, that the grace period shall not extend beyond the last day of the calendar quarter following the last day of the calendar quarter in which the required installment payment was due.

                                  ARTICLE IX.

                    OPERATION AND ADMINISTRATION OF THE PLAN

          9.1.  Plan and Trust Fund Administration.
                ----------------------------------

               (a) The Plan Administrator shall be The Times Mirror Company. For purposes of ERISA Section 402(a), The Times Mirror Company shall be the Named Fiduciary of the Plan.

               (b) The authority and responsibility to control the management and the disposition of the assets of the Fund shall be vested in the Committee, which shall direct the Trustee as to the disposition of the assets of the Trust Fund.

               (c) The authority and responsibility to control and manage the administration of the Plan on behalf of the Plan Administrator shall be vested in the Committee, which shall be appointed by the Board of Directors or one or more Board Delegates. Any member so appointed shall hold office until resignation, death or removal by the Board of Directors. Notwithstanding any other provision of this Plan to the contrary, the Committee shall at all times be fully responsible for the actions of its delegates.

               (d) The Plan Administrator shall have the power to designate one or more other persons, other than the members of the Committee, to carry out fiduciary responsibilities (other than trustee responsibilities"). Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. However, no allocation or delegation under this Subsection 9.1 (d) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume such responsibilities. The term "trustee responsibilities" as used in this Article IX (Operation and Administration of the Plan) shall have the meaning set forth in Section 405(c) of ERISA.

          9.2.  Investment of Fund Assets. The Committee shall have all powers
                -------------------------
necessary to control the management and disposition of assets of the Fund and its operations. In addition to any powers or authority conferred on the Committee elsewhere in the Plan, by law or pursuant to the terms of any agreement with the Trustee, the Committee shall have, without limitation but by way of illustration only, the following discretionary powers and authority:

               (a) To appoint and discharge Trustees and to enter into agreements on behalf of the Trust Fund.

               (b) To direct one or more Trustees in writing or pursuant to agreement with any such Trustee, from time to time to invest and reinvest the assets of the Trust Fund, or any part thereof, or to purchase, exchange or lease any property, real or personal, which the Committee may designate and to create or terminate the availability of Investment Funds for Participant directed investments, as provided in Article IV (Trust Fund). This shall include the right to direct the investment of all or any part of the Trust Fund in any one security or any one type of securities permitted hereunder. Among the securities which the Committee may direct a Trustee to purchase are "employer securities" as defined in Code Section 409(1), up to the maximum amount permitted under
Section 407 of ERISA.

               (c)  To appoint one or more Investment Managers as defined in
Section 3(38) of ERISA, to manage all or a portion of the assets of the Trust Fund or any Investment Fund.

               (d) To determine the manner in which assets of the Trust Fund, or any portion thereof, shall be disbursed.

               (e) To perform or cause to be performed such further acts as it may deem necessary or appropriate to effect the investment of the Trust Fund assets.

Notwithstanding the foregoing, the PAYSOP shall be invested primarily in Company Stock, except to the extent of diversification directed by Participants pursuant to Section 17.5 (Diversification of Investments).

          9.3.  Designation of Authority to Board Delegates. Any action taken in
                -------------------------------------------
good faith by The Times Mirror Company in the exercise of the discretionary authority conferred upon it by this Plan shall be conclusive and binding upon Participants and their beneficiaries as well as any other person entitled to payment under this Plan. All discretionary powers conferred upon The Times Mirror Company shall be absolute. However, all discretionary powers shall be exercised in a uniform and non-discriminatory manner. The Times Mirror Company may designate any Board Delegate as being authorized to execute any document or documents or to take any action or actions on behalf of The Times Mirror Company, in which event The Times Mirror Company shall notify the Participating Companies and the Trustee of this designation and of the name of the Board Delegates and the additional appointment of any Board Delegates. The Trustee, Participating Companies, Employees, Participants, Beneficiaries, and any other party dealing with The Times Mirror Company in its capacity as Plan Administrator may accept and rely upon any document executed by the designated Board Delegate as representing an action by The Times Mirror Company until The Times Mirror Company shall notify the Trustee and Participating Companies in writing of a revocation of the authorization of the designated Board Delegate or the appointment of a new Board Delegate.

          9.4.  Committee. The Committee shall consist of not fewer than
                ---------
three (3) members. The members of the Committee may be appointed by the Board of Directors and any member so appointed shall hold office until resignation, death or removal by the Board of Directors. Members of the Committee may also be appointed by appropriate designation by a committee constituted pursuant to the provisions of another employee benefit plan maintained by The Times Mirror Company and any member so appointed shall hold office until resignation, death or removal by such committee. One or more Board Delegates may also serve as the Committee or members of the Committee. The Committee shall have all powers necessary to discharge its responsibilities under Section 9.1(b) and (c) (Plan and Trust Fund Administration) and 9.2 (Investment of Fund Assets). In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee or its delegate shall have, by way of illustration but not by way of limitation, the following powers and authority:

               (a) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

               (b)  To employ such legal, actuarial, medical, accounting
, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility The Times Mirror Company or any other fiduciary may have under the Plan.

               (c) To establish rules and regulations from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

               (d) To exercise the authority and responsibility to control the management of the assets of the Plan, including, but not limited to the investment and disbursement of such assets, the maintenance of liquidity in the Trust Fund, the discretion to determine when to obtain Exempt Loans on behalf of the Plan, and to instruct the Trustee accordingly.

               (e) To exercise the authority and responsibility to appoint the Trustee and to amend the Plan and Trust Agreement on behalf of the Plan Sponsor (except that the Committee may not adopt an amendment to terminate the Plan or Trust).

               (f) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan, including setting up procedures for handling withholding of taxes from distributions and qualified domestic relations orders.

               (g) To exercise complete and absolute discretionary authority to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Employee, and the amount of benefits to which any Participant or Beneficiary may be entitled by reason of service prior to or after the Effective Date.

Any action taken in good faith by the Committee or its delegate in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Employees and Beneficiaries. All discretionary powers conferred upon the Committee or its delegate shall be absolute. However, all discretionary powers shall be exercised in a uniform and nondiscriminatory manner. Nothing in this
Section 9.4 shall require the Committee or any member or delegate thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator, nor shall this Section relieve the Plan Administrator from such responsibility.

          9.5.  Investment Manager.
                ------------------

               (a) The Committee may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

               (b) An Investment Manager shall discharge its duties in accordance with applicable law and, in particular, in accordance with ERISA
Section 404(a)(l).

               (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Trustee, the Committee nor any Participating Company shall thereafter have any responsibility for the management of those assets.

          9.6.  Periodic Review. At periodic intervals, not less frequently than
                ---------------
annually, the Committee shall review the long-run and short-run financial needs of the Plan and shall reevaluate the funding and investment policy for the Plan consistent with the objectives of the Plan. In determining the funding and investment policy, the Committee shall take into account, at a minimum, not only the long- and short-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the nature and purpose of those portions of the Plan invested in Company Stock as a vehicle for equity participation in The Times Mirror Company by Employees.

          9.7.  Committee Procedure.
                -------------------

               (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

               (b) Any person dealing with the Committee may rely on and shall be fully protected in relying on any documents in writing signed by a majority of the members of the Committee, as constituted as of the date of the document, as evidence of any action taken or resolution adopted by the Committee.

               (c) The Committee may designate certain of its members or its delegates as being authorized to execute any document or documents or take any action or actions on behalf of the Committee, in which event the Committee shall notify the Trustee of this designation and the name or names of the designated members or its delegates. The Trustee, Participating Companies, Employees, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members or delegates as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

               (d) No member of the Committee who is also a Participant or former Participant of this Plan shall vote or decide any matter relating solely to that person's rights under this Plan.

          9.8.  Compensation of Committee.
                -------------------------

               (a) Members and delegates of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member or delegate of the Committee who is an Employee receive compensation from the Plan for such individual's services as a member or delegate of the Committee.

               (b) All members and delegates of the Committee shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members or delegates of the Committee.

               (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee or its delegate shall be fixed by the Committee or its delegate.

          9.9.  Appointment of Successors.
                -------------------------

               (a) Upon the death, resignation, or removal of any Committee member, the Board of Directors, or a committee constituted pursuant to the provisions of another employee benefit plan maintained by The Times Mirror Company, may appoint a successor.

               (b) Notice of appointment of a successor member shall be given by the Secretary of The Times Mirror Company in writing to the Trustee and to the other members of the Committee.

          9.10. Records. The Committee and its delegates shall keep records of
                -------
all proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

          9.11.  Reliance Upon Documents and Opinions.
                 ------------------------------------

               (a) The members and delegates of the Committee, the Board of Directors, any Participating Company and any Board Delegate shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members and delegates of the

Committee, the Board of Directors, the Participating Companies and Board Delegates shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such Trustee or counsel or consultant or firm or corporation which employs one or more consultants.

               (b) Any and all such things done or actions taken or suffered by the Committee and delegates thereof, the Board of Directors, any Participating Company and any Board Delegate shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

               (c) The Committee and any delegate thereof and any Board Delegate shall be entitled to rely upon all records of any Participating Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

          9.12. Requirement of Proof. The Committee or any delegate thereof or
                --------------------
any Participating Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.

          9.13. Multiple Fiduciary Capacity.  Any person or group of persons may
                ---------------------------
serve in more than one fiduciary capacity with respect to the Plan.

          9.14. Limitation on Liability.
                -----------------------

               (a) Except as provided in Part 4 of Subtitle B, Title I of ERISA, no person shall be subject to any liability with respect to such person's duties under the Plan unless such person acts fraudulently or in bad faith.

               (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Subtitle B, Title I of ERISA.

               (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent provided by ERISA.

          9.15. Indemnification.
                ---------------

               (a) To the extent permitted by law, the Participating Companies shall indemnify each member of the Board of Directors and each delegate and member of the Committee, and any other Employee of a Participating Company with duties under the Plan, against, and agree to hold each such person harmless from, all liabilities, claims and expenses (including reasonable attorneys' fees and expenses in defending against such liabilities and claims and amounts paid in settlement against such person) which may result from such person's conduct in the performance of such person's duties under the Plan, except in relation to matters as to which such person acted fraudulently or in bad faith. The preceding right of indemnification shall pass to the estate of such a person. For purposes of satisfying its indemnity obligations under this Section 9.15, the Participating Companies may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Participating Companies of their liability under these indemnification provisions.

               (b) The preceding right of indemnification shall be in addition to any other right to which a member of the Board of Directors or a member or delegate of the Committee or other person may be entitled as a matter of law or otherwise.

          9.16. Plan Expenses.
                -------------

               (a) All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members or delegates of the Committee in exercising their duties, may be charged to the Trust Fund and allocated to Participants' Accounts as determined by the Committee or its delegate, to the extent these expenses are not paid by the Participating Companies.

               (b) Notwithstanding the foregoing, the cost of interest and normal brokerage charges which are included in the cost of securities purchased by the Trust Fund (or charged to proceeds in the case of sales) or other charges relating to specific assets of the Plan shall be charged and allocated in a fair and equitable manner to the Accounts to which the securities (or other assets) are allocated, to the extent these expenses are not paid by the Participating Companies.


          9.17. Bonding. Except as prescribed by the Board of Directors, as
                -------
provided in Section 412 of ERISA, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Committee, the Trustees or any other fiduciary under this Plan.

          9.18. Prohibition Against Certain Actions.  In administering this
                -----------------------------------
Plan, the Committee shall not discriminate in favor of any class of Employees and, particularly, it shall not discriminate in favor of Highly Compensated Employees, or Employees who are officers or shareholders of the Company.

          9.19. Effect of Committee Action. Except as provided in Article XII\
                --------------------------
(Application for Benefits), all actions taken and all determinations made by the Committee and delegates thereof, the Board of Directors, the Times Mirror Company, any Participating Company and any Board Delegate in good faith shall be final and binding upon all Participants, former Participants, the Trustee and any person interested in the Plan or Trust Fund.

          9.20. Correction of Administrative Error; Special Contribution.
                --------------------------------------------------------
Notwithstanding any other provision of the Plan to the contrary, the Committee (or its delegate) may, in its discretion, take any and all appropriate and nondiscriminatory action to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, Forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or other Payees under the Plan. Such corrective actions may include debiting or crediting a Participant's or other Payee's Accounts or allocating special contributions made by a Participating Company to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, Forfeitures, or income, expenses, gains and losses. The Committee (or its delegate) shall determine the amount of any such special contributions required to be made by a Participating Company, which may be made in such approximate amounts as the Committee (or its delegate), acting in its sole discretion, shall determine. In no event shall any corrective action taken by the Committee (or its delegate) under this Section reduce any Participant's or other Payee's accrued benefit in violation of Section 41l(d)(6) of the Code and the Treasury Regulations thereunder or discriminate in favor of any Highly Compensated Employee.

                                   ARTICLE X.

                        MERGER OF COMPANY; MERGER OF PLAN

          10.1. Effect of Reorganization or Transfer of Assets. In the event of
                ----------------------------------------------
a consolidation, merger, sale, liquidation, or other transfer of the operating assets of The Times Mirror Company to any other company, the ultimate successor or successors to the business of The Times Mirror Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its Board of Directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution. In the event a Participating Company or the operating assets thereof are acquired by another company or if a Participating Company is merged into or acquired by another company, the Employees of such Participating Company shall be regarded as having terminated their employment with a Participating Company for purposes of Section 8.2 (Distribution Upon Severance of Employment) as of the acquisition date and the Vested interests of those Employees who are Participants shall be distributed in accordance with Article VIII (Vesting; Payment of Benefits), except to the extent that the Participating Company, subject to the approval of the Board of Directors, may determine that the interests of such Participants shall be distributed in another manner.

          10.2. Merger Restriction. Notwithstanding any other provision in this\
                ------------------
Article X (Merger of Company; Merger of Plan), this Plan shall not in whole or in part merge or consolidate with, or transfer any of its assets or liabilities to any other plan unless each affected Participant would receive a benefit immediately after the merger, consolidation, or transfer (if the other plan then terminated) which is equal to or greater than the benefit such individual would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XI.

                              PLAN TERMINATION AND
                         DISCONTINUANCE OF CONTRIBUTIONS

          11.1. Plan Termination.
                ----------------

               (a) Subject to the following provisions of this Section 11.1, the Board of Directors may at any time by resolution authorize the termination of the Plan and Trust by an instrument in writing executed in the name of The Times Mirror Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The Plan and Trust may also terminate if The Times Mirror Company merges into any other company, if, as a result of the merger, the Plan is terminated pursuant to Section 10.1 (Effect of Reorganization or Transfer of Assets).

               (b) Upon and after the effective date of the termination, the Participating Companies shall not make any further contributions under the Plan and no contributions need be made by such Participating Companies applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

               (c) The interests of all affected Participants in their Accounts as of the date of termination of the Plan shall, to the extent funded, automatically become fully Vested and nonforfeitable within the meaning of Code
Section 411 and ERISA Section 203.

          11.2. Discontinuance of Contributions.
                -------------------------------

               (a) In the event the Participating Companies decide it is impossible or inadvisable for business reasons to continue to make Company Contributions under the Plan, then by resolution of the Board of Directors, contributions to the Plan may be discontinued. Upon and after the effective date of this discontinuance, the Participating Companies shall not make any further Company Contributions under the Plan and no Company Contributions need be made by a Participating Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law. In addition, no Employee contributions described in Sections 5.5 (After-Tax Contributions) and 5.8 (Participant Rollover Contributions) may be made after a discontinuance. The failure of the Participating Companies to contribute to the Trust in any Plan Year, if contributions are not required or may not be made for such Year, shall not constitute a complete discontinuance of contributions to the Plan for purpose of this Section 11.2(a).

               (b) The discontinuance of Company Contributions on the part of the Participating Companies shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

               (c) However, if this discontinuance of Company Contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401 (a), the Plan shall be terminated in accordance with the provisions of this Article XI (Plan Termination and Discontinuance of Contributions).

               (d) On and after the effective date of a discontinuance of Company Contributions, the interests of all affected Participants in their Accounts as of that date shall, to the extent funded, automatically become fully Vested and nonforfeitable within the meaning of Code Section 411 and ERISA
Section 203.

          11.3. Rights of Participants. In the event of the termination of the
                ----------------------
Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Participating Companies, except as provided in Section 6.2 (Exclusive Benefit) of this Plan.

          11.4. Trustee's Duties on Termination.
                -------------------------------

               (a) On or before the effective date of termination of this Plan, the Trustee shall, subject to Section 8.6 (Form of Distributions and In-Service Withdrawals), proceed as soon as possible, but in any event within six months from the effective date, to reduce all of the assets of the Trust Fund to cash and/or Company Stock in such proportions as the Committee shall determine (after approval by the Internal Revenue Service, if such approval is sought, with respect to any portion of the assets of the Trust Fund held as Company Stock).

               (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust Fund, the Committee shall make required allocations of items of income and expense to the Accounts.

               (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Section 8.2 (Distribution Upon Severance of Employment) and subject to Article XVIII (Miscellaneous) to each Participant or Beneficiary a benefit equal to the amount credited to such individual's Accounts as of the date of completion of the liquidation.

               (d) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

          11.5. Partial Termination.
                -------------------

               (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), then as of the date of such partial termination, the interests of affected Participants in the Trust Fund shall become nonforfeitable within the meaning of Code Section 411 and ERISA Section 203.

               (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

               (c) With respect to the Accounts of Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in Sections 11.1 (Plan Termination) and 11.4 (Trustee's Duties on Termination) in the case of a complete termination of the Plan.

                                  ARTICLE XII.

                            APPLICATION FOR BENEFITS

          12.1. Application for Benefits. The Committee or its delegate may
                ------------------------
require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee or its delegate may require. In the case of any person suffering from a disability which prevents such individual from making personal application for benefits, the Committee or its delegate may, in its discretion, permit another person acting on behalf of such individual to submit the application.

          12.2. Action on Application.
                ---------------------

               (a) Within ninety (90) days following receipt of an application and all necessary documents and information, the Committee or its delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

               (b) In the case of a denial of the claimant's application, the written notice shall set forth:

                    (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

                    (ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

                    (iii) An explanation of the Plan's claim review procedure.

               (c) A claimant who wishes to contest the denial of claimant's application for benefits or to contest the amount of benefits payable to such claimant shall follow the procedures for appeal as set forth in Section 12.3 (Appeals), and shall exhaust such administrative procedures prior to seeking any other form of relief.

          12.3. Appeals.
                --------

               (a) A claimant who does not agree with the decision rendered with respect to such individual's application may appeal the decision to the Committee.

                    (i)   The appeal shall be made in writing within sixty-five
(65) days after the date of notice of the decision with respect to the application.

                    (ii) If the application has neither been approved nor denied within the ninety (90) day period provided in Section 12.2 (Action on Application) above, then the appeal shall be made within sixty-five (65) days after the expiration of the ninety day (90) period.

               (b) In making an appeal, the claimant may request that claimant's application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing.

               (c) The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review.

               (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions upon which the decision is based.

                                 ARTICLE XIII.

                           LIMITATIONS ON ALLOCATIONS

          13.1. General Rule.
                ------------

                Notwithstanding anything to the contrary contained in this Plan the total Annual Additions under this Plan to a Participant's Accounts for any Plan Year shall not exceed the lesser of:

               (a) Thirty thousand dollars ($30,000) (or if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Section 415(b) of the Code as in effect for the Limitation Year); or

               (b) Twenty-five percent (25%) of the Participant's Statutory Compensation from all Times Mirror Employers for the Limitation Year, excluding amounts otherwise treated as Annual Additions under Section 13.2(a)(iv) (Annual Additions).

          13.2. Annual Additions.
                ----------------

               (a) For purposes of Section 13.1 (General Rule), the term "Annual Additions" shall mean, for any Plan Year, the sum of:

                    (i) The amount credited to the Participant's Accounts from Company Contributions for such Plan Year;

                    (ii)  Any Employee contributions for the Plan Year;

                    (iii) Forfeitures;

                    (iv) Any amounts described in Sections 415(1)(1) or 419(A)(d)(2) of the Code; and

                    (v) Company contributions and forfeitures allocated to a Participant's accounts under all other qualified defined contribution plans, if any, of any Times Mirror Employer.

The term "Employee contributions," for purposes of the preceding sentence, shall mean amounts considered contributed by the Employee and which do not qualify for tax deferral treatment under Section 401(k) of the Code.

               (b) Notwithstanding anything to the contrary in this Section, the Annual Additions for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

               (c) If, in a particular Plan Year, a Times Mirror Employer contributes an amount to a Participant's Accounts because of an erroneous forfeiture in a prior Plan Year, or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

          13.3. Other Defined Contribution Plans. If any Times Mirror Employer
                --------------------------------
is contributing to any other defined contribution plan (as defined in Section 415(i) of the Code) for its Employees, some or all of whom may be Participants in this Plan, then contributions to the other plan shall be aggregated with contributions under this Plan for the purposes of applying the limitations of
Section 13.1 (General Rule).

          13.4. Combined Plan Limitation (Defined Benefit Plan). In the event a
                -----------------------------------------------
Participant hereunder also is a participant in any qualified defined benefit plan (within the meaning of Section 415(k) of the Code) of any Times Mirror Employer, then the benefit payable under such defined benefit plan, or any of them, shall be reduced for so long and to the extent necessary to provide that the sum of the "defined benefit fraction" and the "defined contribution fraction" for any Plan Year, as defined below, shall not exceed one (1).

               (a) "Defined Benefit Fraction" shall be a fraction, the numerator of which is the projected benefit of a Participant under all qualified defined benefit plans adopted by all Times Mirror Employers, expressed as either an life annuity or a qualified fifty percent (50%) joint and survivor annuity providing the maximum permissible survivor benefit (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i) the maximum dollar amount otherwise allowable for such Plan Year under Code Section 415(b)(l)(A) times 1.25 or (ii) 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(l)(B) for such Plan Year.

               (b) "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under this Plan and any other defined contribution plans adopted by Times Mirror Employers in which the Participant participates for each Plan Year, and the denominator of which is the lesser for each such Plan Year of (i) the maximum dollar amount of Annual Additions which could have been made under this Plan and any other such defined contribution plans for such Plan Year and for each prior Plan Year of service with Times Mirror Employers accrued by a Participant under Code Section 415(c)(l)(A) times 1.25 or (ii) 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(l)(B) for such Plan Year. Notwithstanding the foregoing, the numerator of the foregoing fraction shall be adjusted to the extent necessary to ensure that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction did not exceed 1.0 as of January 1, 1987.

          13.5. Adjustments for Excess Annual Additions. In general, Annual
                ---------------------------------------
Additions for any Plan Year under this Plan and any other defined contribution plan (as defined in Code Section 414(i) or defined benefit plan (as defined in Code Section 414(j)) maintained by any Times Mirror Employer will be determined so as to avoid Annual Additions in excess of the limitations set forth in this
Article XIII (Limitations on Allocations). However, if as a result of a reasonable error in estimating the amount of the Annual Additions to a Participant's Accounts under this Plan, such Annual Additions (after giving effect to the maximum permissible adjustments under the other plans) exceed the applicable limitations described in this Article XIII (Limitations on Allocations), such excess Annual Additions shall be corrected as follows:

               (a) If the Participant made any after-tax contributions to this or any other defined contribution plan that is maintained by any Times Mirror Employer, which after-tax contributions were not matched by matching contributions, within the meaning of Code Section 401(m), such after-tax contributions shall be returned to the Participant to the extent of any excess Annual Additions.

               (b) If excess Annual Additions remain after the application of the above rule, if the Participant made any pre-tax contributions to this or any other defined contribution plan that is maintained by any Times Mirror Employer, which pre-tax contributions were not matched by matching contributions within the meaning of Code Section 401(m), such pre-tax contributions shall be returned to the Participant to the extent of any excess Annual Additions.

               (c) If excess Annual Additions remain after the application of the above rule, if the Participant made any after-tax contributions to this or any other defined contribution plan that is maintained by any Times Mirror Employer, which after-tax contributions were matched by matching contributions, within the meaning of Code Section 401(m), any such after-tax contributions shall be returned to the Participant and any matching contributions attributable thereto shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.

               (d) If excess Annual Additions remain after the application of the above rule, if the Participant made any pre-tax contributions to this or any other defined contribution plan that is maintained by any Times Mirror Employer, which pre-tax contributions were matched by matching contributions, within the meaning of Code Section 401(m), any such pre-tax contributions shall be returned to the Participant and any matching contributions attributable thereto shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.

               (e) If excess Annual Additions remain after the application of the above rule, any other Participating Company contributions shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.

          13.6. Disposition of Excess Company Contribution Amounts. Any excess
                --------------------------------------------------
Annual Additions attributable to Participating Company contributions on behalf of a Participant for any Plan Year under this Plan shall be held unallocated in a suspense account for the Plan Year and applied to reduce the contributions of the Participating Company of which such Participant is an Employee for the succeeding Plan Year, or Years, if necessary. No investment gains or losses shall be allocated to a suspense account established for this purpose.

          13.7. Subsidiary Company. Notwithstanding any other provision of the
                ------------------
Plan, for purposes of Article XIII (Limitations on Allocations) the status of any Times Mirror Employer as a subsidiary company shall be determined in accordance with the special rules set forth in Section 415(h) of the Code.

                                  ARTICLE XIV.

                            RESTRICTION ON ALIENATION

          14.1. General Restrictions Against Alienation.
                ---------------------------------------

               (a) Subject to Section 14.2 (Qualified Domestic Relations Orders) and Subsection (d) hereof, the interest of any Participant or Beneficiary in the income, benefits, payments, claims, or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating such individual's interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant or Beneficiary shall not be liable or subject to such individual's debts, liabilities, or obligations, now contracted, or which may be subsequently contracted except as otherwise required under federal tax laws. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof shall not be subject to any judgment rendered against the Participant or Beneficiary.

               (b) In the event any person attempts to take any action contrary to this Section 14.1, that action shall be void and the Participating Companies, Times Mirror Employers, the Committee or its delegates, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

               (c) Notwithstanding Subsections (a) and (b) or any other provision of the Plan to the contrary, upon receipt by the Committee of a judgment, order, decree or settlement agreement described in paragraph (ii) which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant's Accounts under the Plan, such Participant's Accounts shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan. Any such judgment, order or decree must be issued and any such settlement agreement must be entered into on or after August 5,1997 and must arise from:

                    (i) a judgment of conviction for a crime involving the Plan,

                    (ii) a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or

                    (iii) a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

               (d) The preceding provisions of this Section 14.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) and ERISA Section 206(d) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

          14.2. Qualified Domestic Relations Orders.
                -----------------------------------

               (a) In the event that a court with jurisdiction over the Plan or the Trust Fund shall issue an order or render a judgment requiring that all or part of a Participant's interest under the Plan and in the Trust Fund be paid to a Spouse, former Spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the Spouse, and/or some other similar proceeding involving marital rights and property interests, then notwithstanding the provisions of
Section 14.1 (General Restrictions Against Alienation), the Committee, acting through its delegates or on its own behalf, may, in its absolute discretion, direct the Trustees to comply with that court or judgment and distribute assets of the Plan in accordance therewith.

               (b) The Committee's decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustees and all Participants and their Beneficiaries and any other Payee, provided, however, that the Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a qualified domestic relations order within the meaning of Section 414(p) of the Code or which the Committee determines would jeopardize the continued qualification of the Plan or Trust Fund under Section 401 (a) of the Code. Notwithstanding the foregoing, if a domestic relations order requires payment to an Alternate Payee prior to the date the Participant attains age fifty (50) of any amounts which would otherwise be available to the Participant in the event of the Participant's termination of employment, but otherwise satisfies the requirements for a qualified domestic relations order under Code
Section 414(p) and ERISA Section 206(d), the Committee, acting through its delegates or on its own behalf, may make a distribution to the Alternate Payee prior to the date the Participant attains age fifty (50).

               (c) Neither the Plan, any Participating Company, the Committee nor the Trustees shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.

               (d) The Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustees shall act in accordance with the Committee's directions.

               (e) Subject to Section 414(p) of the Code, the Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that no distribution may be made to a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's benefit is a qualified domestic relations order. Further, if the Committee is aware that a qualified domestic relations order affecting a Participant's benefit is being sought, it may prohibit such Participant from commencing to receive a distribution until the Committee has determined that such a distribution would not be inconsistent with any such order or that no such order will be submitted. Finally, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's benefit, it may prohibit such Participant from receiving a distribution until the Alternate Payee's rights under such order are satisfied.

               (f) As required by Code Section 414(p), a domestic relations order may not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan. An Alternate Payee shall have the right to select any form of payment that would be available to the Participant under this Plan, as if the Participant were making such election and based on the Participant's life expectancy, but shall not have the right to elect such forms of payment with the Alternate Payee as the primary Payee.

               (g) The Committee or its delegate shall adopt procedures and provide notifications to a Participant and Alternate Payee(s) in connection with a qualified domestic relations order, to the extent required under Code Section 414(p) and ERISA Section 206(d).

               (h) Prior to the time distribution is made to an Alternate Payee under any qualified domestic relations order, the awarded interest shall be held in separate Accounts for any such Alternate Payee who shall have the same ability to direct the investment of such Accounts in accordance with Article VII (Participant Accounts and Allocations) as any other Participant.

                                  ARTICLE XV.

                                 PLAN AMENDMENTS

          15.1. Right to Amend. The Committee shall have the right to amend the
                --------------
Plan and the Trust Agreement at any time and from time to time and in such manner and to such extent as it may deem advisable, subject to the following provisions and subject further to the limitation that the Committee may not adopt an amendment to terminate the Plan or Trust:

               (a) No amendment shall have the effect of reducing any Participant's Distributable Benefit in the Trust Fund.

               (b) No amendment, except to the extent and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans within the meaning of Section 401 (a) of the Code (or any successor statute), shall have the effect of diverting any part of the Plan assets for any purpose other than the exclusive benefit of Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan.

               (c) No amendment shall have the effect of substantially increasing the duties, responsibilities or liabilities of the Trustees unless the Trustees' written consent thereto shall first have been obtained.

               (d) Notwithstanding any provisions of this Article XV (Plan Amendments) to the contrary, the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified trusts, or any regulation under either.

               (e) If the vesting schedule under the Plan is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Distributable Benefit, each Participant who has completed at least three (3) Years of Vesting Service may elect, within a reasonable time after the adoption of the amendment, to continue to have such individual's Distributable Benefit computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) sixty (60) days after the amendment is adopted; (ii) sixty (60) days after the amendment is effective; or (iii) sixty (60) days after the Participant is issued written notice of the amendment.

                                  ARTICLE XVI.

                              TOP-HEAVY PROVISIONS

          16.1. Application of Top-Heavy Rules. Notwithstanding anything in this
                ------------------------------
Plan to the contrary, if the Plan is classified as a "Top-Heavy Plan" for any Plan Year, then the Plan shall meet the following requirements of this Article XVI (Top Heavy Provisions).

          16.2. Definitions.
                -----------

               (a) For purposes of this Article XVI (Top-Heavy Provisions), the term "Key Employee" shall mean any Employee or former Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was:

                    (i) An officer of a Times Mirror Employer having Statutory Compensation from all Times Mirror Employers greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(l)(A) for the Plan Year. However, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

                    (ii) One of the ten (10) Employees having Statutory Compensation from all Times Mirror Employers of more than the limitation in effect under Code Section 415(c)(l)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in any Times Mirror Employer. For this purpose, if two (2) Employees have the same interest in a Times Mirror Employer, the Employee having greater Statutory Compensation from all Times Mirror Employers shall be treated as having a larger interest;

                    (iii) A Five Percent Owner of a Times Mirror Employer; or

                    (iv) A One Percent Owner of a Times Mirror Employer having Statutory Compensation from all Times Mirror Employer of more than one hundred fifty thousand dollars ($150,000).

               (b) For purposes of this Section 16.2, the term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of a Times Mirror Employer or stock possessing more than five percent (5%) of the total combined voting power of all the stock of such Times Mirror Employer. The rules of Subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Times Mirror Employer.

               (c) For purposes of this Section 16.2, the term "One Percent Owner" means any person who would be described in Subsection (b) if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

               (d) For purposes of this Section 16.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

               (e) For purposes of this Article XVI (Top-Heavy Provisions), the term "Non Key Employee" shall mean any Employee who is not a Key Employee.

               (f) For purposes of this Article XVI (Top-Heavy Provisions), the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.

          16.3. Top Heavy Status.
                ----------------

               (a)  The term "Top-Heavy Plan" means, with respect to any Plan
Year:

                    (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees, and

                    (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the Plan.

For purposes of this Subsection (a), the term "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of any plan, the term "Determination Date" shall mean the last day of that Plan Year.

               (b) The present value of account balances under a defined contribution plan shall be determined as of the most recent valuation date. The present value of accrued benefits under a defined benefit plan shall be determined as of the same valuation date as used for computing plan costs for minimum funding. The present value of the cumulative accrued benefits of a Non-Key Employee shall be determined under either:

                    (i) The method, if any, that uniformly applies for accrual purposes under all plans maintained by Times Mirror Employers; or

                    (ii) If there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(l)(C)of the Code.

               (c) Each plan maintained by the Times Mirror Employer required to be included in an Aggregate Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group. If the Aggregation Group is not a Top-Heavy Group no plan in such group shall be a Top-Heavy Plan.

                    (i)   The term "Aggregation Group" means:

                    (A) Each Plan of any Times Mirror Employer in which a Key Employee is a Participant, and

                    (B) Each other plan of any Times Mirror Employer which enables any plan described in Subparagraph (A) to meet the requirements of Code Sections 401(a)(4)or410.

               Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

                    (ii) The term "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of:

                    (A) The present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and

                    (B) The aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Employees.

                    (iii) For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

               (d) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but the individual was a Key Employee with respect to the plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 16.3.

               (e) If any individual has not received any Statutory Compensation from any Times Mirror Employer at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 16.3.

          16.4. Minimum  Contributions.  For each Plan Year in which the Plan is
                ----------------------
Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 16.4.

               (a) Except as provided below, the minimum contribution (excluding amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any employer contributions taken into account under
Section 401(k)(3) or 401(m)(3) of the Code) for each Non-Key Employee who has not separated from service as of the last day of the Plan Year shall be not less than three percent (3%) of such Non-Key Employee's Statutory Compensation, regardless of whether the Non-Key Employee has less than one thousand (1,000) Hours of Service during such Plan Year.

               (b) Subject to the following rules of this Subsection (b), the percentage set forth in Subsection (a) above shall not be required to exceed the percentage at which contributions are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of such Key Employee's total Statutory Compensation for the year as does not exceed the Annual Dollar Limit. For purposes of this calculation, contributions shall include amounts deferred under Section 401(k) of the Code. For purposes of this Subsection (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this Subsection (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401
(a)(4) or 410.

               (c) The requirements of this Section 16.4 must be satisfied without contribution under chapter 2 or 21 of the Code, title II of the Social Security Act, or any other Federal or State law.

               (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by a Times Mirror Employer, both of which are determined to be Top-Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.

               (e) In no instance may the Plan take into account an Employee's Statutory Compensation in excess of the Annual Dollar Limit.

          16.5. Maximum Annual Additions.
                ------------------------

               (a) Except as set forth below, in the case of any Top-Heavy Plan the rules of Code Section 415(e)(2)(B) and (3)(B) shall be applied by substituting "1.0" for "1.25."

               (b) The rule set forth in Subsection (a) above shall not apply if the requirements of both Paragraphs (i) and (ii), below, are satisfied.

                    (i) The requirements of this Subparagraph (i) are satisfied if the rules of Section 16.4(a) (Minimum Contributions) would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein with respect to Participants covered only under a defined contribution plan; and

                    (ii) The requirements of this Subparagraph (ii) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Section 16.3(a) (Top-Heavy Status).

               (c) The rules of Subsection (a) shall not apply with respect to any Employee as long as there are no:

                    (i) Company Contributions, forfeitures, or voluntary nondeductible contributions allocated to the Employee under a defined contribution plan maintained by a Times Mirror Employer; or

                    (ii) Accruals by the Employee under a defined benefit plan maintained by a Times Mirror Employer.

          16.6. Vesting Rules. In the event that the Plan is determined to be
                -------------
Top-Heavy in accordance with the rules of this Article XVI (Top-Heavy Status), then the Vested status of each Non-Key Employee as of such date shall not be less than as determined under the vesting schedule set forth below:

                              Years of Service               Vested Interest

                                      2                             20%
                                      3                             40%
                                      4                             60%
                                      5                             80%
                                  6 or more                        100%


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

                Further, if the Plan shall be determined to be a Top-Heavy
Plan under the rules of Section 16.3 (Top-Heavy Status), each Participant with at least three (3) Years of Vesting Service shall have the right to continue to have such Participant's nonforfeitable percentage under this Plan determined under the vesting schedule set forth in this Section 16.6 after the Plan ceases to be Top-Heavy.

          16.7. Non-Eligible Employees. The rules of this Article XVI (Top-Heavy
                ----------------------
Provisions) shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more Participating Companies if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Participating Company.

                                 ARTICLE XVII.

                          PROVISIONS RELATING TO PAYSOP

          17.1. PAYSOP Accounts.
                ----------------

                The Committee shall maintain a dormant PAYSOP Account for each Participant who was a Participant under the portion of the Plan prior to January 1, 1987 which was a tax credit employee stock ownership plan for purposes of holding and accounting for Company Stock and other assets, if any, attributable to Company Contributions previously made under such tax credit employee stock ownership plan and allocated to such Participant. PAYSOP Accounts shall be invested primarily in Company Stock with the balance of the PAYSOP Accounts held in cash or other assets (including but not limited to cash in interest bearing savings accounts or certificates of deposit) as reserves for purposes of making Plan distributions to Participants or Beneficiaries and defraying Plan administrative expenses.

          17.2. Restrictions on Distributions From PAYSOP Accounts.
                ---------------------------------------------------

                Notwithstanding any provisions of this Plan, except as provided in Section 8.11 (Commencement of Distributions), no Company Stock allocated to a Participant's PAYSOP Account may be distributed from such Account before the end of the eighty-fourth (84th) month beginning after the month in which the Company Stock is allocated to that Account, except that such Company Stock may be distributed on an earlier date pursuant to the provisions of this Plan in the event of:

               (a)  The Participant's death or other Severance;

               (b) The Participant's transfer to the employment of an acquiring employer, other than a Times Mirror Employer in the case of:

                    (i) A sale to such acquiring employer of substantially all of the assets used by a Participating Company in a trade or business conducted by such Participating Company; or

                    (ii) The sale of substantially all of the stock of a subsidiary of a Participating Company to such acquiring employer.

          17.3. Limited Put Option to Sell Company Stock. Solely in the event
                ----------------------------------------
that a Participant or other Payee receives a distribution from the Plan attributable to the Participant's PAYSOP Account consisting in whole or in part of Company Stock that at the time of distribution thereof is not Readily Tradeable Stock, the distributed Company Stock shall be made subject to a put option in accordance with the provisions of Section 409(h) of the Code.

          17.4. PAYSOP Account Assets Not Subject to Participating Company
                ----------------------------------------------------------
Withdrawal.
----------
                If any amount of the employee stock ownership tax credit allowed under former Code Section 44G resulting from Participating Company Contributions to this Plan is recaptured or redetermined in accordance with the provisions of the Code, the amounts allocated under the Plan shall remain in Participants' PAYSOP Accounts and shall continue to be held in accordance with the Plan.

          17.5. Diversification of Investments.
                ------------------------------

               (a)  Election by Qualified Participant. Each Qualified
                    ---------------------------------
Participant shall be permitted, during the Qualified Election Period, to direct the Trustees as to the investment of up to a cumulative total of fifty percent (50%) of the portion of the Participant's PAYSOP Account balance which is subject to the diversification requirement of this Section 17.5, as determined under Subsection (b) (Determination of Amount Subject to Diversification Requirements), within ninety (90) days after the last day of each Plan Year during the Qualified Election Period.

               (b)  Determination of Amount Subject to Diversification
                    --------------------------------------------------
Requirements. Only the portion of a Participant's Account consisting of Company
------------
Stock acquired by the Plan after December 31, 1986 shall be subject to the diversification requirement of this Section 17.5. The portion of a Participant's PAYSOP Account balances attributable to Company Stock acquired by the PAYSOP after December 31, 1986, shall be determined by multiplying the number of shares of Company Stock held in such Accounts by a fraction, the numerator of which is the number of shares acquired by the PAYSOP after December 31, 1986, and allocated to all Participants' Accounts (not to exceed the number of shares held by the PAYSOP on the date the individual becomes a Qualified Participant) and the denominator of which is the total number of shares of Company Stock held by the PAYSOP at the date the individual becomes a Qualified Participant.

               (c)  Method of Directing Investment. The Participant's direction
                    ------------------------------
shall be made in accordance with the Rules of the Plan and shall be effective no later than one hundred and eighty (180) days after the close of the Plan Year to which this Section applies. In the absence of any such direction by the Participant, such Participant's PAYSOP Account balances shall continue to be invested in Company Stock under this Plan.

               (d)  Investment Options. In accordance with Treasury Regulations
                    ------------------
promulgated under Code Section 401(a)(28)(B)(ii)(II), the Trustee shall permit a Qualified Participant to direct the investment of any such Participant's PAYSOP Account that is covered by the election among any of the Investment Funds made available under this Plan (other than


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

either Company Stock Fund A or C). Such investment direction may be made only once in each Plan Year during the Qualified Election Period at such time as the Committee shall designate.

               (e)  Qualified Participant.  Each Participant who has attained
                    ----------------------
age fifty-five (55) shall be deemed a Qualified Participant for purposes of this
Section 17.5.

               (f)  Qualified Election Period.  The Qualified Election Period
                    --------------------------
for purposes of this Section 17.5 shall mean the six-Plan Year period beginning with the later of:

                    (i) The Plan Year in which the Participant first becomes a Qualified Participant; or

                    (ii)  The first Plan Year beginning after December 31, 1986.

                                 ARTICLE XVIII.

                                  MISCELLANEOUS

          18.1. No Enlargement of Employee Rights.
                ---------------------------------

               (a) This Plan is strictly a voluntary undertaking on the part of the Participating Companies and shall not be deemed to constitute a contract between any Participating Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

               (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of any Participating Company or to interfere with the right of any Participating Company to discharge or retire any Employee at any time to the extent permitted by law.

               (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

          18.2. Mailing of Payments; Lapsed Benefits.
                ------------------------------------

               (a) All payments under the Plan shall be delivered in person or mailed to the last address of the person entitled to such payments under the Plan furnished pursuant to Section 18.4 (Addresses).

               (b) The Plan does not require the Committee or its delegate to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VIII (Vesting; Payment of Benefits), the Committee shall notify such individual at such individual's last known address of record furnished to the Committee under Section 18.4 (Addresses), that such individual is entitled to a distribution under this Plan. If such individual fails to claim his or her benefit or make his or her whereabouts known to the Committee within two years after the mailing of the notice, the person conclusively shall be presumed dead and upon the termination of such two year period the benefit shall be forfeited; provided, that if a person entitled to a benefit forfeited pursuant to this


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

Section 18.2(b) makes a claim for such benefit, the benefit shall be reinstated and paid to the claimant (if necessary, funded by extra contributions by Participating Companies). The value of the benefit payable to the claimant shall be equal to the value of the benefit forfeited, and shall be payable in accordance with the applicable provisions of the Plan.

               (c) For purposes of this Section 18.2, a person entitled to benefits shall include any person entitled under Section 8.8 (Designation of Beneficiary) to receive the interest of a deceased Participant or deceased designated Beneficiary. The benefits shall be distributed to an eligible Beneficiary in a lower priority category under Section 8.8 (Designation of Beneficiary) if no eligible Beneficiary in a higher priority category can be located by the Committee or its delegate after reasonable efforts have been made.

          18.3. Conflicting Claims. If the Committee (or its delegate) is
                ------------------
confronted with conflicting claims concerning a Participant's or former Participant's Accounts, the Committee (or its delegate) may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Committee (or its delegate) shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Committee (or its delegate) in such proceeding shall be paid from such Participant's Accounts.

          18.4. Addresses.  Each Participant shall be responsible for furnishing
                ---------
the Committee or its delegate with such Participant's correct current address and the correct current name and address of such Participant's Beneficiary or Beneficiaries.

          18.5. Notices and Communications.
                --------------------------

               (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee or its delegate and shall be mailed or delivered to the office designated by the Committee or its delegate, and shall be deemed to have been given when received by that office.

               (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail, whether the United States Mail, electronic mail or any express mail service the Committee or its delegate shall designate, in its sole discretion. An item shall be deemed to have been delivered and received by the Payee when it is deposited in the United States Mail with postage prepaid or deposited with such express mail service with charges prepaid, addressed to the Payee at such individual's last address of record with the Committee or its delegate.

          18.6. Reporting and Disclosure. The Plan Administrator shall be
                -------------------------
responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

          18.7. Governing Law. All legal questions pertaining to the Plan shall
                --------------
be determined in accordance with the provisions of ERISA and the Code and the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.


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

          18.8. Interpretation.
                --------------

               (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, the masculine gender pronoun shall include the feminine and vice versa, and the singular voice or case shall include the plural and vice versa.

               (b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan or portions thereof satisfying:

                    (i) The requirements of Code Section 401(a) and 409 and related statutes for qualification as a tax credit employee stock ownership plan; and

                    (ii) The requirements of Code Section 401(k) and related statutes for qualification as a qualified cash or deferred arrangement.

          18.9. Withholding for Taxes. Any payments out of the Trust Fund may be
                ---------------------
subject to withholding for taxes as may be required by any applicable federal or state law. In addition, the Committee or its delegate or the Trustee, or both, may, as a condition precedent to the payment of death benefits under Section 8.3 (Distribution Upon Death), require an inheritance tax release and/or such security as the Committee or its delegate, or the Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to such death benefits.

          18.10. Successors and Assigns. This Plan and the Trust established
                 ----------------------
hereunder shall inure to the benefit of, and be binding upon, the parties hereto and, except as otherwise provided in Article X (Merger of Company; Merger of Plan), their successors and assigns.

          18.11. Counterparts.  This Plan document may be executed in any number
                 -------------
of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.


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



                                   SCHEDULE A

                  The definition of "Participating Company" at Section 1.57 of the Plan includes the following Times Mirror Employers which adopted the Plan effective as of the dates set forth below:

             The Times Mirror Company                   December 15, 1983

           The Hartford Courant Company                  January 1, 1999




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



                                   SCHEDULE B

                  Assets and liabilities from the following tax-qualified plans were transferred to the Plan effective as of the dates set forth below:

               Name of Plan                         Effective Date of Merger

      Call-Chronicle Newspapers, Inc.              on or about March 31, 1987
            Stock Savings Trust

        Zenger-Miller, Inc. 401(k)                on or about December 26, 1991
       Profit Sharing Plan and Trust

           Baltimore Sun Company                    on or about March 31,1992
          Savings Investment Plan

          Richard D. Irwin, Inc.                  on or about November 30, 1992
   Employees 401(k) Profit Sharing Plan

    The Dushkin Publishing Group, Inc.            on or about February 29, 1996
      401(k) and Profit Sharing Plan

      Aircraft Performance Unlimited             on or about September 20, 1996
      401(k) and Profit Sharing Plan



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



                                   SCHEDULE C


                Pension, profit sharing or other qualified retirement plans (other than the Times Mirror Pension Plan or The Times Mirror Company Employee Stock Ownership Plan) to which a Participating Company is making contributions on behalf of any Employee who is nevertheless an Eligible Employee under Section
1.35 of this Plan:

                The StayWell Health Management Systems, Inc. Profit Sharing Plan

                The Baltimore Sun Retirement Plan




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